                                                                   Exhibit 99.1




                           Cornerstone Properties Inc.

             Supplemental Information to Quarterly Earnings Release


1)     Second Quarter 1998

       -   Balance Sheet

       -   Income Statement

2)     Second Quarter Press Release

3)     Quarterly Fact Sheet

4)     Table of Properties

5)     Top Ten Tenants Schedule

6)     Historical Occupancy Schedule

7)     Net Rent and Net Effective Rent Schedule

8)     Lease Expiration Schedule

9)     Tenant Retention Schedule

10)    Leasing Costs and Capital Expenditures

11)    Debt Schedule

12)    Equity Schedule

13)    Minority Sharing in Cash Flows and Residual Proceeds

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release







                              - Second Quarter 1998

                                - Balance Sheet

                                - Income Statement

                         PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
             (Dollar amounts in thousands, except per share amounts)

                                                                                June 30,     December 31,
                                                                                  1998           1997
                                                                              -----------    ------------
                                                                              (Unaudited)
ASSETS
Investments, at cost:
       Land                                                                   $   315,498     $   260,542
       Buildings, leasehold interests and improvements                          1,853,038       1,559,085
       Mortgage notes receivable, inclusive of $9,004 and $13,065 of
          unamortized premium                                                     242,819         240,253
       Equity in real estate joint venture                                          2,377            --
       Deferred lease costs                                                       136,133         127,645
                                                                              -----------     -----------
                                                                                2,549,865       2,187,525
       Less: Accumulated depreciation and amortization                            256,003         229,652
                                                                              -----------     -----------
          Total investments                                                     2,293,862       1,957,873

Cash and cash equivalents                                                          28,718          24,730
Restricted cash                                                                     6,624           1,903
Other deferred costs, net of accumulated amortization of $2,736 and $1,998          5,967           5,728
Deferred tenant receivables                                                        45,054          38,531
Tenant and other receivables, net                                                   6,488           7,584
Notes receivable                                                                   79,513           1,652
Other assets                                                                       10,643          13,480
                                                                              -----------     -----------
Total Assets                                                                  $ 2,476,869     $ 2,051,481
                                                                              -----------     -----------
                                                                              -----------     -----------
LIABILITIES

Long-term debt, inclusive of $12,236 and $11,209 of unamortized premium       $   849,196     $   706,178
Credit facility                                                                    75,000         187,000
Accrued interest payable                                                            7,038           4,134
Accrued real estate taxes payable                                                  17,328          13,401
Accounts payable and accrued expenses                                              21,165          18,363
Unearned revenue and other liabilities                                             18,243          10,986
                                                                              -----------     -----------
Total Liabilities                                                                 987,970         940,062
                                                                              -----------     -----------
MINORITY INTEREST

Minority Interest in operating partnership                                         55,934            --
Minority Interest in real estate joint ventures                                    15,015          15,420
                                                                              -----------     -----------
Total Minority Interest                                                            70,949          15,420

Commitments and Contingencies

Redeemable Preferred Stock; 344,828 shares authorized;
   0 shares issued and outstanding                                                   --              --

STOCKHOLDERS' INVESTMENT
7% Cumulative Convertible Preferred Stock, $16.50 stated value;
   65,000,000 shares authorized; 3,030,303 shares issued and outstanding           50,000          50,000
Common stock, no par value; 250,000,000 shares authorized;
   (1998-101,542,254; 1997-83,191,819) shares issued and outstanding
Paid-in capital                                                                 1,370,205       1,048,187
Deferred compensation                                                              (2,255)         (2,188)
                                                                              -----------     -----------
Total Stockholders' Investment                                                  1,417,950       1,095,999
                                                                              -----------     -----------
Total Liabilities and Stockholders' Investment                                $ 2,476,869     $ 2,051,481
                                                                              -----------     -----------
                                                                              -----------     -----------

                     The accompanying notes are an integral part of these
                        condensed consolidated financial statements.

                  CORNERSTONE PROPERTIES INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
            (Dollar amounts in thousands, except per share amounts)
                                  (Unaudited)

                                                    Three Months  Three Months   Six Months     Six Months
                                                       Ended         Ended          Ended         Ended
                                                      June 30,      June 30,       June 30,      June 30,
                                                        1998          1997          1998          1997
                                                      ---------     ---------     ---------     ---------
Revenues

       Office and parking rentals                     $  81,357     $  35,213     $ 156,540     $  68,691
       Equity in loss of real estate joint venture       (1,763)         --          (2,688)         --
       Interest and other income                          6,896         3,055        14,194         4,564
                                                      ---------     ---------     ---------     ---------
           Total Revenues                                86,490        38,268       168,046        73,255
                                                      ---------     ---------     ---------     ---------
Expenses
       Building operating expenses                       16,962         7,658        34,051        15,033
       Real estate taxes                                 11,689         5,957        22,866        11,620
       Interest expense                                  15,752         7,353        31,667        14,990
       Depreciation and amortization                     16,214         7,146        26,859        13,808
       General and administrative                         2,958         1,628         5,544         3,265
                                                      ---------     ---------     ---------     ---------
           Total Expenses                                63,575        29,742       120,987        58,716
                                                      ---------     ---------     ---------     ---------
                                                         22,915         8,526        47,059        14,539
                                                      ---------     ---------     ---------     ---------
Other income (expenses)
      Loss on sale of real estate assets                 (1,985)         --          (2,197)         --
      Minority interest                                  (1,678)         (518)       (2,856)         (994)
      Net gain on interest rate swaps                      --            --            --              99
                                                      ---------     ---------     ---------     ---------
Income before extraordinary item                         19,252         8,008        42,006        13,644

Extraordinary loss                                         --             (28)         --             (54)
                                                      ---------     ---------     ---------     ---------
Net income                                            $  19,252     $   7,980     $  42,006     $  13,590
                                                      ---------     ---------     ---------     ---------
                                                      ---------     ---------     ---------     ---------
Income applicable to preferred stock                  $    (875)    $  (4,205)    $  (1,750)    $  (8,410)
                                                      ---------     ---------     ---------     ---------
                                                      ---------     ---------     ---------     ---------
Income applicable to common stock                     $  18,377     $   3,775     $  40,256     $   5,180
                                                      ---------     ---------     ---------     ---------
                                                      ---------     ---------     ---------     ---------
Income before extraordinary item per common share     $    0.18     $    0.11     $    0.42     $    0.19
                                                      ---------     ---------     ---------     ---------
                                                      ---------     ---------     ---------     ---------
Extraordinary loss per common share                   $    --       $    --       $    --       $    --
                                                      ---------     ---------     ---------     ---------
                                                      ---------     ---------     ---------     ---------
Basic income per common share                         $    0.18     $    0.11     $    0.42     $    0.19
                                                      ---------     ---------     ---------     ---------
                                                      ---------     ---------     ---------     ---------
Diluted income per common share                       $    0.18     $    0.11     $    0.42     $    0.19
                                                      ---------     ---------     ---------     ---------
                                                      ---------     ---------     ---------     ---------

                     The accompanying notes are an integral part of these
                        condensed consolidated financial statements.

                                      Cornerstone Properties Inc.





                                       Supplemental Information to

                                        Quarterly Earnings Release






                                        -  Second Quarter Press Release

                  FOR IMMEDIATE RELEASE
                  August 4, 1998

                  FOR ADDITIONAL INFORMATION, CONTACT:
                  Kevin Mahoney                   Karin Maas
                  Chief Financial Officer         VP, Investor Relations
                  (212) 605-7142                  (212) 605-7113


                           CORNERSTONE PROPERTIES INC.
                     ANNOUNCES SECOND QUARTER 1998 RESULTS

Second Quarter 1998 Highlights

- Announced merger with California-based developer William Wilson & Associates for a total purchase price of $1.77 billion.

- Funds From Operations per share increased over 17.5% as compared to the same period in 1997.

-     Year-to-date property net operating income rose 157% over 1997.

-     Occupancy rate remained a solid 98%.

- Completed the acquisition of One Memorial Drive in Cambridge, Massachusetts, 201 California Street in San Francisco and 1299 Ocean Avenue in Santa Monica.

New York, NEW YORK (August 4, 1998) -- Cornerstone Properties Inc. (NYSE:CPP), a real estate investment trust, announced today results for its second quarter ended June 30, 1998. Funds from operations (FFO) allocated to shareholders amounted to $39,308,000, or $0.37 per diluted share, calculated on 107,228,000 average diluted total shares outstanding, compared to $15,325,000, or $0.31 per diluted share, on 49,124,000 average diluted total shares outstanding for the three months ended June 30, 1997. Year-to-date FFO per share increased from $27,566,000 on 42,729,000 weighted average diluted shares outstanding, or $0.65 per diluted share, to $74,024,000 on 102,458,000 weighted average diluted shares outstanding, or $0.72 per diluted share, an increase of 12.0%.

The increase in FFO per share was due to the accretive impact of the Company's acquisitions over the past twelve months. As defined by NAREIT, funds from operations is defined as net income excluding expenses from debt restructuring, gains (or loss) on sale of property, plus depreciation and amortization.

Year-to-date net operating income before depreciation from Cornerstone Properties' real estate assets increased 157% to $108,091,000 for the six months ended June 30, 1998, from $42,038,000 for the comparable period in 1997. The increase is due mainly to the Company's acquisitions.

Net income for the second quarter of 1998 grew to $19,252,000 compared to $7,980,000 in the second quarter of 1997. Year-to-date net income increased $42,006,000 compared to $13,590,000 for 1997. The increase was driven by increased property net operating income from acquisitions and internal growth, reinforced by growth in real estate net operating income.

John S. Moody, Chairman and CEO of Cornerstone Properties, said, "Cornerstone is on track for 1998 to be a stellar year for the Company. With $765 million of new deals so far this year, Cornerstone is ahead of
                                     (more)

Cornerstone Properties Announces Second Quarter 1998 Earnings
August 4, 1998
Page 2


plan and the announcement of the William Wilson acquisition represents a watershed in the history of the Company. The combination with Wilson effectively repositions Cornerstone by significantly increasing our ability to enhance internal growth. At the same time, Cornerstone continues to benefit from extremely tight real estate market conditions by increasing revenues in the short term through the extension of its major leases."

Quarterly Dividend Declared

The Company declared a quarterly dividend of $0.30 per share payable on August 31, 1998 to shareholders of record as of July 31, 1998. The Company expects to continue to maintain its quarterly dividend at $0.30 per share for the foreseeable future in order to bring its FFO payout ratio (currently at 82%) in line with its peers.

"Same Store" Revenue Growth Continues

The Company achieved year-to-date "same store" net operating income growth of 1.90% over 1997. The increase is mainly due to the substantial leasing of space in 125 Summer Street and the renewal of leases in advance of their expiration, giving rise to increases in effective rents.

Leasing Update: Tenant Retention Rate 78% and Overall Occupancy Rate 98%

Tenant retention for 1998 decreased to 78%, mainly due to the downsizing of an existing tenant's lease, however, since the space which was vacated was immediately leased to a new tenant, there was no loss of revenue from the downsizing. The portfolio's overall occupancy rate remained at 98%. The Company has been successful in its goal of bringing the occupancy rate of its newer properties up to a level that is in line with the remainder of the portfolio. Occupancy at One Lincoln Centre increased to 96% from 91% since its acquisition in 1996. Occupancy across the DIHC portfolio has increased from 96% to 98%, in the eight months since it was acquired.

Cornerstone also announced the expansion and extension of its lease with Perkins Coie, a major Seattle law firm, which extended its lease from 2004 to 2011 in Washington Mutual Tower.

Acquisition of One Memorial Drive, 201 California and 1299 Ocean Avenue

Cornerstone announced the acquisition of three properties. On April 27, 1998, Cornerstone acquired a 100% fee interest in One Memorial Drive, the premier office building in Boston's Cambridge sub-market, for $113.6 million. The acquisition was financed with the issue of $60 million in common stock and $29 million of UPREIT units as well as $24.6 million in cash. On June 9, 1998, Cornerstone announced that it had closed on a 100% fee interest in two Class A office buildings, the Wilshire Palisades property, located at 1299 Ocean Avenue in Santa Monica and 201 California located in downtown San Francisco.

Announcement of Merger with William Wilson & Associates

On June 22, 1998, Cornerstone announced that it had agreed to merge with William Wilson & Associates of San Mateo, California. Cornerstone will acquire the Wilson operating company and 9.1 million square feet of Wilson's Class A office buildings in the San Francisco Bay Area, Southern California, Salt Lake City, and Seattle for an anticipated price of approximately $1.77 billion. It is expected that Cornerstone will issue to Wilson and its investors approximately $635 million in shares and operating partnership units, valued at $17.25 per share, and pay cash for the remaining equity. In addition, Cornerstone will assume or repay approximately $780 million of existing indebtedness.

                                     (more)

Cornerstone Properties Announces Second Quarter 1998 Earnings
August 4, 1998
Page 3


Announcement of Forward Purchase of Piper Jaffray Development

On June 24, 1998, Cornerstone announced that it would acquire upon completion a 912,000 square foot office development in downtown Minneapolis for just under $160 million. The development, to be known as the Piper Jaffray Center, is approximately 50% pre-leased and is due for completion in April 2000.

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 21 Class A office properties throughout the United States totaling approximately 11.5 million square feet. Headquartered in New York City, Cornerstone's stock is traded on the New York Stock Exchange under the ticker symbol CPP.

With the exception of the historical information in the release, the matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, those detailed in the Company's registration statement and periodic reports filed with the Securities and Exchange Commission.

                              [Tables to Follow]

                                    # # #

                 For more information on Cornerstone Properties
                        via fax at no charge, please dial
                   1-800-PRO-INFO and enter ticker symbol CPP
     or visit Cornerstone Properties' Web site at http://www.cstoneprop.com



For Additional Information, contact:

THE FINANCIAL RELATIONS BOARD
Julie Gottlieb     Stephanie Mishra     Judith Sylk-Siegel
(General Info)     (Analyst Info)       (Media Info)
(212) 661-8030     (415) 986-1591       (212) 661-8030

Cornerstone Properties Announces Second Quarter 1998 Earnings
August 4, 1998
Page 4


                           CORNERSTONE PROPERTIES INC.
                              Funds From Operations
                                  June 30, 1998
                        (in 000s, except per share data)


                                            Three Months Ended June 30,  Six Months Ended June 30,
                                                1998          1997          1998          1997
                                              ---------     ---------     ---------     ---------
Rental Income*                                $  88,744     $  35,213     $ 169,095     $  68,691
Building Operating Expenses*                     31,178        13,615        61,004        26,653
                                              ---------     ---------     ---------     ---------
Building Net Operating Income                    57,566        21,598       108,091        42,038
                                              ---------     ---------     ---------     ---------
Corporate General and Administrative             (2,958)       (1,628)       (5,544)       (3,265)
Interest and Other Income*                        1,584         3,055         5,212         4,564
                                              ---------     ---------     ---------     ---------
EBITDA                                           56,192        23,025       107,759        43,337
Interest Expense                                (15,752)       (7,353)      (31,667)      (14,990)
Minority Adjustments                             (1,709)         (884)       (3,218)       (1,731)
Rent Notes                                          378           337           746           557
                                              ---------     ---------     ---------     ---------
Funds From Operations                            39,109        15,125        73,620        27,173
Interest on Convertible Debt                        199           200           404           393
                                              ---------     ---------     ---------     ---------
Funds From Operations (Adjusted for
   convertible debt)                             39,308        15,325        74,024        27,566
                                              ---------     ---------     ---------     ---------
Weighted Average Fully Diluted Shares           107,228        49,124       102,458        42,729
FFO Per Share (Fully Diluted)                      0.37          0.31          0.72          0.65
Less: Capital Expenditures Per Share               0.02          0.02          0.04          0.05
                                              ---------     ---------     ---------     ---------
AFFO Per Share                                     0.35          0.29          0.69          0.60
                                              ---------     ---------     ---------     ---------
Funds From Operations                            39,109        15,125        73,620        27,173
Less: Preferred Dividends                          (875)       (4,205)       (1,750)       (8,410)
Less: Recurring Lease Costs and Capital
   Expenditures **                               (1,743)         (942)       (3,628)       (1,961)
Less: Straight Line Rents Adjusted For
   Minority Interest                             (3,763)         (378)       (6,909)         (659)
                                              ---------     ---------     ---------     ---------
Funds Available for Distribution                 32,728         9,600        61,333        16,143
                                              ---------     ---------     ---------     ---------
Weighted Average Common Shares
   and Units Outstanding                        102,963        33,615        98,192        27,237
Funds Available for Distribution Per Share         0.32          0.29          0.62          0.59
Distribution Per Share                             0.30          0.30          0.60          0.60


* For the six months ended June 30, 1998, rental income has been increased by $12,555,000, building operating expenses have been increased by $4,087,000, and interest income has been reduced by $8,982,000 in order to show the effects of Market Square had the property been consolidated.

** Based on a five-year 1994-1998 average of recurring (revenue generating) tenant leasing costs of $6.97 per square foot leased times the five year (1998-2002) average quarterly lease expiration, adjusted for minority interest, of 222,409 square feet ($1,550,000), plus a capital expenditure reserve (adjusted for minority interest) of $0.08 per square foot ($193,000).

    Year to date the Company has incurred $5,496,200 in recurring tenant costs in leasing 999,523 square feet or a cost of $5.50 per square foot.

    Year to date the Company has incurred $5,041,000 in recurring capital costs or $0.10 per square foot on an annualized basis.

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release










                             -  Quarterly Fact Sheet

                          Cornerstone Properties Inc.
                              Quarterly Fact Sheet


1998 Common Dividends                                        Record Date       Payment Date
3rd Quarter                                                    7/31/98           8/31/98
4th Quarter                                                   10/30/98          11/30/98
1st Quarter 1999                                               1/29/99           2/26/99
2nd Quarter 1999                                               4/30/99           5/31/99
--------------------------------------------------------       ----------     ----------
Earnings Release/ Quarterly Conference Call
3rd Quarter                                                    11/3/98
4th Quarter                                                    2/25/99
1st Quarter 1999                                                5/4/99
2nd Quarter 1999                                                8/3/99
--------------------------------------------------------       ----------     ----------
                                                                    Quarter to Date                Year to Date
2nd Quarter Results                                               1998           1997           1998           1997
FFO Per Share                                                  $     0.37     $     0.31     $     0.72     $     0.65
AFFO Per Share                                                 $     0.35     $     0.29     $     0.69     $     0.60
FAD Per Share                                                  $     0.32     $     0.29     $     0.62     $     0.59
FFO Payout Ratio                                                       82%            96%            83%            93%
AFFO Payout Ratio                                                      86%           102%            87%           100%
FAD Payout Ratio                                                       94%           105%            96%           101%
Same Store NOI Growth                                                  NA             NA           1.90%          0.95%
EBITDA Interest Coverage                                             3.52           3.12           3.35           2.88
Fixed Charge Coverage                                                3.33           1.97           3.18           1.83
--------------------------------------------------------       ----------     ----------     ----------     ----------
Recurring Leasing Costs (Adjusted for minority interest)       $2,068,799     $2,377,491     $5,496,200      4,150,408
Per Square Foot Leased                                         $     4.12     $     6.62     $     5.50     $     6.32

Recurring Capital Expenditures                                 $  357,018     $   35,012     $  490,371     $   61,640
Non- Recurring Leasing Cost                                    $1,665,345     $  182,750     $2,698,000     $  853,192
Non- Recurring Capital Expenditures                            $  132,103     $   74,389     $  274,000     $   74,389
--------------------------------------------------------       ----------     ----------     ----------     ----------
Parking Revenues (included in Office and Parking)              $5,116,162     $1,599,723     $9,975,684     $3,182,649
Parking Expense (included in Building Operating Expense)       $  727,070     $  235,935     $1,366,000     $  459,346
Net Parking Income                                             $4,389,092     $1,363,788     $8,609,684     $2,723,303
--------------------------------------------------------       ----------     ----------     ----------     ----------
Straight Line Rents                                            $3,763,000     $  378,457     $6,909,000     $  659,039
--------------------------------------------------------       ----------     ----------     ----------     ----------


                           Cornerstone Properties Inc.






                           Supplemental Information to
                           Quarterly Earnings Release






                              - Table of Properties

                          Cornerstone Properties Inc.
                              Table of Properties
                              As of June 30, 1998

                                                                                  Remaining
                                                                                   Average
                                                       Total                        Lease
                                           Company's  Rentable             Number   Term
Property Name                    Year       Percent    Square   Occupancy    of      (in          Largest
and Location                  Constructed  Interest     Feet      Rate     Leases   Years)        Tenant
----------------------------- -----------  ---------  --------  ---------  ------ --------  ----------------------------------------

One Norwest Center               1983         100%   1,188,000     97%     48       8.1     Norwest Bank Denver N.A.
  Denver, Colorado                                                                          Newmont Gold Company
                                                                                            Teletech, Inc.

Norwest Center(1)                1988          50%   1,118,000     98%     28      11.2     Norwest Corporation
  Minneapolis, Minnesota                                                                    Faegre & Benson
                                                                                            KPMG Peat Marwick

Washington Mutual Tower(2)(3)    1988          50%   1,155,000     99%     87       6.1     Perkins Coie
  Seattle, Washington                                                                       Washington Mutual
                                                                                            Karr Tuttle Campbell

125 Summer Street                1989         100%     464,000     98%     24       4.3     Deloitte & Touche
  Boston, Massachusetts                                                                     BTM Capital Corp.
                                                                                            Burns & Levinson

Tower 56(4)                      1983         100%     162,000    100%     45       3.2     Cornerstone Properties
  New York, New York                                                                        ICC Associates, L.P.
                                                                                            United Bank of Kuwait

One Lincoln Centre               1986         100%     297,000     96%     38       2.5     Superior Bank FSB
  Oakbrook Terrace, IL                                                                      Microsoft Corporation
                                                                                            McDonald's Corporation

527 Madison Avenue               1986         100%     216,000    100%     20       5.1     The Sumitomo Trust & Banking Co., Ltd.
  New York, NY                                                                              W.P. Stewart Co., Inc.
                                                                                            Hill Samuel New York, Inc.

191 Peachtree Street(5)(6)       1991          80%   1,221,000     97%     36       8.0     Wachovia Bank
  Atlanta, Georgia                                                                          King & Spalding
                                                                                            Powell, Goldstein, Frazer & Murphy

Market Square(5)(7)              1990          60%     689,000     96%     49       6.9     Fulbright & Jaworski
  Washington, D.C                                                                           Edison Electric Institute
                                                                                            Reid & Priest
                                                                                            Shearman & Sterling

500 Boylston Street(5)(8)        1988        91.5%     715,000    100%     14       6.0     Massachusetts Financial Services
  Boston, Massachusetts                                                                     The New England Life
                                                                                            Towers Perrin Forster & Crosby, Inc.

222 Berkeley Street(5)(8)        1991        91.5%     531,000    100%     27       6.6     Houghton Mifflin
  Boston, Massachusetts                                                                     Saga International Holidays
                                                                                            Oracle Corporation

Charlotte Plaza(5)               1982         100%     613,000     98%     43       6.3     First Union
  Charlotte, North Carolina                                                                 Parker Poe
                                                                                            Midrex

200 Galleria(5)                  1985         100%     433,000     93%     57       3.6     Liberty Mutual Group
  Atlanta, Georgia                                                                          Worldspan
                                                                                            Compaq Computers

11 Canal Center(5)               1986         100%      70,000     96%      7       7.9     Robbins Gioa
  Alexandria, Virginia                                                                      National Certification Commission
                                                                                              on Acupuncture and Oriental Medicine

99 Canal Center(5)               1986         100%     138,000    100%     18       3.7     Lowe, Price, LeBlanc & Becker
  Alexandria, Virginia                                                                      Howard, Needles, Tannen & Bergendoff
                                                                                            National District Attorney's Association

TransPotomac Plaza 5(5)          1983         100%      96,000    100%     11       6.0     Cities In Schools
  Alexandria, Virginia                                                                      The Onyx Group
                                                                                            The Hawthorn Group

                          Cornerstone Properties Inc.
                              Table of Properties
                              As of June 30, 1998

                                                                                        Remaining
                                                                                         Average
                                                          Total                           Lease
                                            Company's    Rentable             Number       Term
Property Name                    Year        Percent      Square   Occupancy    of         (in        Largest
and Location                  Constructed   Interest       Feet      Rate     Leases      Years)      Tenant
----------------------------- -----------   ---------  ----------  ---------  ------    ----------   -----------------------------


Sixty State Street(9)            1979         100%        823,000      98%        41        8.5      Hale & Dorr
  Boston, Massachusetts                                                                              The Pioneer Group, Inc.
                                                                                                     ITT/Sheraton

Corporate 500 Centre(10)       1986/1990      100%        679,000      89%        37        6.3      MMI Companies, Inc.
  Deerfield, Illinois                                                                                Fortune Brands
                                                                                                     Gaylord Container

One Memorial Drive(11)           1987         100%        353,000     100%        13        8.4      Sapient Corporation
  Cambridge, Massachusetts                                                                           InterSystems Corporation
                                                                                                     David L. Babson, Inc.

201 California Street(12)        1980         100%        240,000     100%         8        3.1      Bank of America
  San Francisco, California                                                                          Sutro & Company
                                                                                                     McCann Erickson, Inc.

Wilshire Palisades(12)           1981         100%        186,000     100%        16        4.1      Wilshire Associates, Inc.
  Santa Monica, California                                                                           Paul Hastings Janofsky Walker
                                                                                                     Dimensional Fund Advisors
                                            ---------  ----------  ---------  ------      --------
                                               85%     11,387,000      98%       667        6.9
                                            ---------  ----------  ---------  ------      --------
                                            ---------  ----------  ---------  ------      --------

                           Cornerstone Properties Inc.
                               Table of Properties
                                    Footnotes

--------------------
(1) While the Company's stated interest in the partnership which owns Norwest Center is 50%, its economic interest in the Property is significantly larger because of priority distributions it receives on its invested capital base. For the six months ended June 30, 1998, the Company's share of earnings and cash distributions from the partnership that owns Norwest Center was 79.3%.

(2) While the Company's stated interest in the partnership which owns Washington Mutual Tower is 50%, its economic interest in the Property is significantly larger because of priority distributions it receives on its invested capital base. For the six months ended June 30, 1998, the Company received 100% of the cash distributions from the partnership that owns Washington Mutual Tower.

(3)  Includes the Galland and Seneca Buildings.

(4)  The Company's headquarters are located at Tower 56.

(5)  Property acquired in the DIHC Acquisition.

(6) While the Company's stated interest in the partnership that owns 191 Peachtree Street is 80%, its economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $145 million, which earns interest at 9.375%, and will receive a priority distribution on its acquired capital base. In addition, in 1997, the partner in the transaction, CH Associates, Ltd., received an annual incentive distribution of $250,000 which, the Company expects, it will continue to receive under the partnership agreement through February 28, 2000, with the Company receiving the remainder of the cash flow of the property.

(7) In January 1998, the Company acquired partnership interests with a stated interest of approximately 59% in the partnerships that own Market Square, with the option to purchase an additional 1%. The Company's economic interest is significantly larger since it has acquired the first mortgage note on the Property in the amount of $181 million which earns interest at 9.75%, and will receive a priority distribution on its acquired capital base. In addition, the Company acquired a "buffer loan", with accrued principal and interest of $46.2 million, which accrues interest at a rate of 11% per annum and is payable from cash flow, refinancing or sales proceeds from Market Square in excess of the first mortgage. During the six months ended June 30, 1998, the Company received 100% of the cash flow from the Property. The Company accounts for the transaction as an equity investment in real estate.

(8) Distributions of cash flow and sales and refinancing proceeds are shared in proportion to the Company's 91.5% partnership interest and Hines Interests Limited Partnership's and/or its affiliates' ("Hines") 8.5% partnership interest.

(9) On December 31, 1997, the Company purchased the second mortgage on Sixty State Street located in the heart of Boston's Central Business District. The mortgage is a cash flow mortgage through which all the economic benefits/risks (subject to the first mortgage) will inure to the Company. The Company controls all major decisions regarding management and leasing. The total purchase price for the second mortgage was $131.5 million. The $78.4 million first mortgage on the Property has been recorded by the Company as an $89.6 million liability due to its above-market interest rate.

(10) The Property was acquired by the Company in January 1998.

(11) The Property was acquired by the Company in April 1998.

(12) The Properties were acquired by the Company in June 1998.

                           Cornerstone Properties Inc.


                           Supplemental Information to
                           Quarterly Earnings Release






                           - Top Ten Tenants Schedule

                          Cornerstone Properties Inc.
                            Top Ten Tenants Schedule
                              As of June 30, 1998

The Company's tenants include local, regional, national and international companies engaged in a wide variety of businesses. The following table sets forth, as of June 30, 1998, information concerning the ten largest tenants (ranked by Full Service Straight-Line Rent as of that date) occupying the Properties. "Full Service Straight-Line Rent" is Straight-Line Rent plus annual operating expense recoveries. "Straight-Line Rent" means the annual average of all Actual Rent required to be paid through the term of the lease, calculated in accordance with GAAP. Full Service Straight-Line Rent does not reflect the cost of any leasing commissions or tenant improvements.

                                                                                Full Service
                                                                             Straight-Line Rent
                                                                           ----------------------
                                           Straight-Line                                 Percent        Scheduled Lease
             Tenant                            Rent         Recoveries        Amount     of Total       Expiration Date
-----------------------------------        -------------   ------------    ------------  --------    ----------------------
Norwest Corporation (1)(3)                  $ 20,534,000    $11,118,000    $ 31,652,000        9%    Jan-99          14,000
                                                                                                     Mar-99          19,000
                                                                                                     Aug-01           7,000
                                                                                                     Jul-03         143,000
                                                                                                     Oct-04           6,000
                                                                                                     Jul-13         402,000
                                                                                                     Aug-18         451,000
                                                                                                                  ---------
                                                                                                                  1,042,000

Massachusetts Financial Services(1)            9,853,000      4,585,000      14,438,000        4%    Feb-03         359,000

Wachovia Bank(1)                               8,919,000      3,396,000      12,315,000        4%    Dec-08         380,000

Hale & Dorr(1)                                 7,345,000      3,683,000      11,028,000        3%    Jun-13         273,000

King & Spalding(1)                             8,202,000      2,605,000      10,807,000        3%    Mar-06         314,000

Deloitte & Touche(1)                           7,259,000      1,651,000       8,910,000        3%    Oct-99         145,000
                                                                                                     Jun-08          85,000
                                                                                                                  ---------
                                                                                                                    230,000
The New England Life(1)                        5,170,000      2,784,000       7,954,000        2%    Sep-08         218,000

Houghton Mifflin(1)                            3,456,000      3,188,000       6,644,000        2%    Feb-07         247,000

First Union(2)(4)                              5,921,000        157,000       6,078,000        2%    Mar-99          23,000
                                                                                                     Jun-00          27,000
                                                                                                     Aug-00          23,000
                                                                                                     Mar-01          23,000
                                                                                                     Aug-01          46,000
                                                                                                     Feb-02          23,000
                                                                                                     Sep-02          22,000
                                                                                                     Aug-08          46,000
                                                                                                     Mar-09          23,000
                                                                                                     Mar-10          47,000
                                                                                                     Mar-11          48,000
                                                                                                                  ---------
                                                                                                                    351,000

Perkins Coie(2)                                5,313,000        428,000       5,741,000        2%    Jul-98           7,000
                                                                                                     Dec-98           2,000
                                                                                                     Jul-04          32,000
                                                                                                     Dec-11         167,000
                                                                                                                  ---------
                                                                                                                    208,000
                                            ------------   ------------    ------------
                                            $ 81,972,000    $33,595,000    $115,567,000       34%                 3,622,000
                                            ------------   ------------    ------------  --------
                                            ------------   ------------    ------------  --------
Total Portfolio                             $260,829,000    $78,596,000    $339,425,000
                                            ------------   ------------    ------------
                                            ------------   ------------    ------------

                           Cornerstone Properties Inc.
                            Top Ten Tenants Schedule
                                    Footnotes

--------------------
(1)  Net Lease.

(2)  Gross Lease.

(3)  Norwest Corporation includes Norwest Corporation and Norwest Bank Denver
     N.A.

(4) The 351,000 square feet of space includes 115,000 square feet currently leased to another tenant, which will be leased by First Union commencing September 1, 1998.

                           Cornerstone Properties Inc.


                           Supplemental Information to
                           Quarterly Earnings Release






                         - Historical Occupancy Schedule

                          Cornerstone Properties Inc.
                         Historical Occupancy Schedule
                              As of June 30, 1998


                           Total Bldg.
                             Sq. Ft.      1994       1995       1996       1997     Q2 1998
                             -------      ----       ----       ----       ----     -------
One Norwest Center          1,188,000       96%        98%        99%        99%      97%
Norwest Center              1,118,000      100%       100%       100%        98%      98%
Washington Mutual Tower     1,155,000       97%        97%        97%        97%      99%
125 Summer Street             464,000                  94%       100%        99%      98%
Tower 56                      162,000                  91%        97%        98%     100%
One Lincoln Centre            297,000                             91%        96%      96%
527 Madison Avenue            216,000                             96%       100%     100%
191 Peachtree Street        1,221,000                                        95%      97%
Market Square                 689,000                                        95%      96%
500 Boylston Street           715,000                                       100%     100%
222 Berkeley Street           531,000                                       100%     100%
Charlotte Plaza               613,000                                        94%      98%
200 Galleria                  433,000                                        91%      93%
11 Canal Center                70,000                                        84%      96%
99 Canal Center               138,000                                        99%     100%
TransPotomac Plaza 5           96,000                                        99%     100%
Sixty State Street            823,000                                        98%      98%
Corporate 500 Centre          679,000                                                 89%
One Memorial Drive            353,000                                                100%
201 California Street         240,000                                                100%
Wilshire Palisades            186,000                                                100%
                           ----------      ---        ---        ---        ---       ---
                           11,387,000       98%        98%        97%        97%      98%
                           ----------      ---        ---        ---        ---       ---
                           ----------      ---        ---        ---        ---       ---

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                   - Net Rent and Net Effective Rent Schedule

                          Cornerstone Properties Inc.
                    Net Rent and Net Effective Rent Schedule
                              As of June 30, 1998

The following tables show the average annual Base Rent and the average annual Net Effective Rent (each as defined below) per square foot occupied for each of the Properties for the periods presented during which such Property was owned by the Company. "Base Rent" as used herein means Actual Rent less Recoveries. "Net Effective Rent" as used herein means (i) Actual Rent determined for each year on a straight-line basis through the term of the lease, less (ii) the amount of operating expenses net of Recoveries and the amortization of deferred leasing costs (tenant improvements, leasing commissions, takeover obligations and other tenant inducements).

Average Annual Base Rent (per square foot occupied)


                           Total Bldg.
                             Sq. Ft.     Q2 1998      1997       1996       1995        1994
                           ----------    -------     -------    -------    -------    -------
One Norwest Center          1,188,000    $  12.36    $ 12.46    $ 12.08    $ 11.78    $ 11.61
Norwest Center              1,118,000    $  18.61    $ 18.29    $ 1[cad 179]7.94    $ 17.82    $ 17.25
Washington Mutual Tower     1,155,000    $  15.82    $ 15.77    $ 15.98    $ 16.17    $ 15.27
125 Summer Street             464,000    $  23.19    $ 21.27    $ 23.24    $ 22.48
Tower 56                      162,000    $  21.89    $ 22.76    $ 20.45
One Lincoln Centre            297,000    $  20.78    $ 19.60    $ 18.56
527 Madison Avenue            216,000    $  31.82    $ 36.55    $ 35.47
191 Peachtree Street        1,221,000    $  20.47    $ 21.07
Market Square                 689,000    $  26.60
500 Boylston Street           715,000    $  26.06    $ 25.89
222 Berkeley Street           531,000    $  16.89    $ 16.68
Charlotte Plaza               613,000    $  10.91    $  9.35
200 Galleria                  433,000    $  14.25    $ 12.92
11 Canal Center                70,000    $  14.95    $ 14.11
99 Canal Center               138,000    $  14.46    $ 14.49
TransPotomac Plaza 5           96,000    $  12.37    $ 12.55
Sixty State Street            823,000    $  19.32
Corporate 500 Centre          679,000    $  21.42
One Memorial Drive            353,000    $  14.17
201 California Street         240,000    $  15.45
Wilshire Palisades            186,000    $  30.82
                           ----------    --------    -------    -------    -------    -------
Weighted Average           11,387,000    $  18.79    $ 17.46    $ 16.99    $ 16.06    $ 14.65
                           ----------    --------    -------    -------    -------    -------
                           ----------    --------    -------    -------    -------    -------


Average Annual Net Effective Rents (per square foot occupied)


                           Total Bldg.
                             Sq. Ft.     Q2 1998     1997       1996       1995       1994
                           ----------    -------    -------    -------    -------    -------
One Norwest Center          1,188,000    $ 12.10    $ 11.66    $ 10.80    $ 10.56    $ 10.25
Norwest Center              1,118,000    $ 16.76    $ 17.23    $ 17.43    $ 17.31    $ 17.00
Washington Mutual Tower     1,155,000    $ 12.55    $ 12.02    $ 11.80    $ 11.83    $ 11.03
125 Summer Street             464,000    $ 21.50    $ 20.00    $ 22.27    $ 23.33
Tower 56                      162,000    $ 22.64    $ 21.56    $ 21.17
One Lincoln Centre            297,000    $ 21.55    $ 19.76    $ 19.70
527 Madison Avenue            216,000    $ 33.57    $ 36.89    $ 30.99
191 Peachtree Street        1,221,000    $ 23.62    $ 24.26
Market Square                 689,000    $ 28.56
500 Boylston Street           715,000    $ 26.23    $ 26.08
222 Berkeley Street           531,000    $ 18.34    $ 18.08
Charlotte Plaza               613,000    $ 11.19    $  9.76
200 Galleria                  433,000    $ 14.59    $ 13.52
11 Canal Center                70,000    $ 15.59    $ 14.72
99 Canal Center               138,000    $ 14.89    $ 15.00
TransPotomac Plaza 5           96,000    $ 13.56    $ 14.29
Sixty State Street            823,000    $ 23.42
Corporate 500 Centre          679,000    $ 23.29
One Memorial Drive            353,000    $ 17.02
201 California Street         240,000    $ 15.68
Wilshire Palisades            186,000    $ 33.13
                           ----------    -------    -------    -------    -------    -------
Weighted Average           11,387,000    $ 19.37    $ 17.28    $ 15.43    $ 14.37    $ 12.69
                           ----------    -------    -------    -------    -------    -------
                           ----------    -------    -------    -------    -------    -------


                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                           - Lease Expiration Schedule

Lease Expiration Schedule

The following table sets forth certain categories of information relating to lease expirations for all of the Properties owned as of June 30, 1998.


                                                                        Q3-Q4
PROPERTY                                                                1998             1999             2000           2001
--------                                                                ----             ----             ----           ----
One Norwest Center (1)      Square feet expiring(3)                    7,000 sf        61,000 sf       122,000 sf      57,000sf
                            Straight-Line rent(4)                   $    46,000      $   568,000      $ 1,085,000    $  615,000
                            Straight-Line rent per sq. ft           $      6.57      $      9.31      $      8.89    $    10.79
                            Recoveries (5)                          $    43,000      $   377,000      $   750,000    $  352,000
                            Full service St-Line rent(6)            $    89,000      $   945,000      $ 1,835,000    $  967,000
                            Full service St-Line rent per sq. ft    $     12.71      $     15.49      $     15.04    $    16.96
                            % Full service St-Lined rent                   0.40%           4.28%            8.30%          4.38%
                            Asking market rent per sq. ft.(7)       $     22.00
                            No. of tenant leases expiring(8)                  3               5                7              6

Norwest Center(1)           Square feet expiring                      27,000 sf        41,000 sf       104,000 sf       5,000sf
                            Straight-Line rent                      $   232,000      $   601,000      $ 1,655,000     $  82,000
                            Straight-Line rent per sq. ft           $      8.59      $     14.66      $     15.91     $   16.40
                            Recoveries                              $   389,000      $   563,000      $ 1,589,000     $  72,000
                            Full service St-Line rent               $   621,000      $ 1,164,000      $ 3,244,000     $ 154,000
                            Full service St-Line rent per sq. ft    $     23.00      $     28.39      $     31.19     $   30.80
                            % Full service St-Lined rent                   1.58%            2.95%            8.23%         0.39%
                            Asking market rent per sq. ft           $     35.00
                            No. of tenant leases expiring                     8                4                4             2

Washington Mutual Tower(2)  Square feet expiring                      54,000 sf       145,000 sf        52,000 sf        49,000sf
                            Straight-Line rent                      $   995,000      $ 2,653,000      $   812,000      $1,093,000
                            Straight-Line rent per sq. ft           $     18.43      $     18.30      $     15.62      $    22.31
                            Recoveries                              $    52,000      $   118,000      $    37,000      $   35,000
                            Full service St-Line rent               $ 1,047,000      $ 2,771,000      $   849,000      $1,128,000
                            Full service St-Line rent per sq. ft    $     19.39      $     19.11      $     16.33      $    23.02
                            % Full service St-Lined rent                   4.02%           10.65%          3.26%             4.34%
                            Asking market rent per sq. ft           $     33.00
                            No. of tenant leases expiring                    15               17               11              12

125 Summer Street(2)        Square feet expiring                       3,000 sf       171,000 sf        33,000 sf         3,000sf
                            Straight-Line rent                      $    54,000      $ 6,004,000      $ 1,109,000      $   38,000
                            Straight-Line rent per sq. ft           $     18.00      $     35.11      $     33.61      $    12.67
                            Recoveries                              $    25,000      $ 1,191,000      $   136,000      $   37,000
                            Full service St-Line rent               $    79,000      $ 7,195,000      $ 1,245,000      $   75,000
                            Full service St-Line rent per sq. ft    $     26.33      $     42.08      $     37.73      $    25.00
                            % Full service St-Lined rent                   0.48%           43.69%            7.56%           0.46%
                            Asking market rent per sq. ft           $     44.00
                            No. of tenant leases expiring                     3                5                5               1

Tower 56(2)                 Square feet expiring                       8,000 sf        27,000 sf       17,000 sf         44,000sf
                            Straight-Line rent                      $   329,000      $ 1,191,000      $  720,000       $1,878,000
                            Straight-Line rent per sq. ft           $     41.13      $     44.11      $    42.35       $    42.68
                            Recoveries                              $     8,000      $    27,000      $   17,000       $   44,000
                            Full service St-Line rent               $   337,000      $ 1,218,000      $  737,000       $1,922,000
                            Full service St-Line rent per sq. ft    $     42.13      $     45.11      $    43.35       $    43.68
                            % Full service St-Lined rent                   4.59%           16.61%          10.05%           26.20%
                            Asking market rent per sq. ft           $     54.00
                            No. of tenant leases expiring                     3                7               7               11

One Lincoln Centre(1)       Square feet expiring                       9,000 sf        64,000 sf       78,000 sf         11,000sf
                            Straight-Line rent                      $   173,000      $ 1,116,000      $1,441,000       $  205,000
                            Straight-Line rent per sq. ft           $     19.22      $     17.44      $    18.47       $    18.64
                            Recoveries                              $    85,000      $   586,000      $  654,000       $  103,000
                            Full service St-Line rent               $   258,000      $ 1,702,000      $2,095,000       $  308,000
                            Full service St-Line rent per sq. ft    $     28.67      $     26.59      $    26.86       $    28.00
                            % Full service St-Lined rent                   3.46%           22.85%          28.12%            4.13%
                            Asking market rent per sq. ft           $     30.00
                            No. of tenant leases expiring                     3                8              12                3

527 Madison Avenue(2)       Square feet expiring                      12,000 sf         2,000 sf         9,000 sf        78,000sf
                            Straight-Line rent                      $   647,000      $   108,000      $   380,000      $4,511,000
                            Straight-Line rent per sq. ft           $     53.92      $     54.00      $     42.22      $    57.83
                            Recoveries                              $    81,000      $     9,000      $      --        $  473,000
                            Full service St-Line rent               $   728,000      $   117,000      $   380,000      $4,984,000
                            Full service St-Line rent per sq. ft    $     60.67      $     58.50      $     42.22      $    63.90
                            % Full service St-Lined rent                   6.01%            0.97%            3.14%          41.16%
                            Asking market rent per sq. ft           $     53.00
                            No. of tenant leases expiring                     3                1                2               1

====================

PROPERTY                                                                 2002           2003           2004          2005
--------                                                                 ----           ----           ----          ----
One Norwest Center (1)      Square feet expiring(3)                  122,000 sf     182,000 sf     118,000 sf
                            Straight-Line rent(4)                   $ 1,137,000    $ 2,418,000    $ 1,469,000
                            Straight-Line rent per sq. ft           $      9.32    $     13.29    $     12.45
                            Recoveries (5)                          $   753,000    $ 1,145,000    $   735,000
                            Full service St-Line rent(6)            $ 1,890,000    $ 3,563,000    $ 2,204,000
                            Full service St-Line rent per sq. ft    $     15.49    $     19.58    $     18.68
                            % Full service St-Lined rent                   8.55%         16.12%          9.97%
                            Asking market rent per sq. ft.(7)
                            No. of tenant leases expiring(8)                 14              7              2

Norwest Center(1)           Square feet expiring                      53,000 sf     184,000 sf     159,000 sf
                            Straight-Line rent                      $   455,000    $ 2,845,000    $ 2,800,000
                            Straight-Line rent per sq. ft           $      8.58    $     15.46    $     17.61
                            Recoveries                              $   782,000    $ 2,842,000    $ 2,430,000
                            Full service St-Line rent               $ 1,237,000    $ 5,687,000    $ 5,230,000
                            Full service St-Line rent per sq. ft    $     23.34    $     30.91    $     32.89
                            % Full service St-Lined rent                   3.14%         14.43%         13.27%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     3              2              3

Washington Mutual Tower(2)  Square feet expiring                     111,000 sf     255,000 sf     127,000 sf      14,000 sf
                            Straight-Line rent                      $ 2,460,000    $ 5,200,000    $ 2,869,000    $   275,000
                            Straight-Line rent per sq. ft           $     22.16    $     20.39    $     22.59    $     19.64
                            Recoveries                              $    27,000    $   265,000    $   104,000    $     5,000
                            Full service St-Line rent               $ 2,487,000    $ 5,465,000    $ 2,973,000    $   280,000
                            Full service St-Line rent per sq. ft    $     22.41    $     21.43    $     23.41    $     20.00
                            % Full service St-Lined rent                   9.56%         21.01%         11.43%          1.08%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     8             15              5              2

125 Summer Street(2)        Square feet expiring                     128,000 sf      24,000 sf                     10,000 sf
                            Straight-Line rent                      $ 1,723,000    $   491,000                   $   274,000
                            Straight-Line rent per sq. ft           $     13.46    $     20.46                   $     27.40
                            Recoveries                              $ 1,789,000    $   253,000                   $    17,000
                            Full service St-Line rent               $ 3,512,000    $   744,000                   $   291,000
                            Full service St-Line rent per sq. ft    $     27.44    $     31.00                   $     29.10
                            % Full service St-Lined rent                  21.33%          4.52%                         1.77%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     5              3                             1

Tower 56(2)                 Square feet expiring                      33,000 sf     15,000 sf     18,000 sf
                            Straight-Line rent                       $1,615,000    $  705,000    $  734,000
                            Straight-Line rent per sq. ft            $    48.94    $    47.00    $    40.78
                            Recoveries                               $   33,000    $   15,000    $   19,000
                            Full service St-Line rent                $1,648,000    $  720,000    $  753,000
                            Full service St-Line rent per sq. ft     $    49.94    $    48.00    $    41.83
                            % Full service St-Lined rent                  22.47%         9.82%        10.27%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     9             4             4

One Lincoln Centre(1)       Square feet expiring                      81,000 sf     20,000 sf
                            Straight-Line rent                      $ 1,751,000    $  347,000
                            Straight-Line rent per sq. ft           $     21.62    $    17.35
                            Recoveries                              $   741,000    $  247,000
                            Full service St-Line rent               $ 2,492,000    $  594,000
                            Full service St-Line rent per sq. ft    $     30.77    $    29.70
                            % Full service St-Lined rent                  33.45%         7.97%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     7             5

527 Madison Avenue(2)       Square feet expiring                       4,000 sf      36,000 sf       8,000 sf*      6,000 sf
                            Straight-Line rent                      $   180,000    $ 1,514,000    $ 1,140,000    $   277,000
                            Straight-Line rent per sq. ft           $     45.00    $     42.06    $    142.50    $     46.17
                            Recoveries                              $      --      $    45,000    $     7,000    $      --
                            Full service St-Line rent               $   180,000    $ 1,559,000    $ 1,147,000    $   277,000
                            Full service St-Line rent per sq. ft    $     45.00    $     43.31    $    143.31    $     46.17
                            % Full service St-Lined rent                   1.49%         12.87%          9.47%          2.29%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     1              4              1              1

====================
                                                                                                     2008
                                                                                                      and
PROPERTY                                                                 2006         2007          Beyond      Total
--------                                                                 ----         ----           ------      -----
One Norwest Center (1)      Square feet expiring(3)                                   77,000 sf     407,000 sf    1,153,000 sf
                            Straight-Line rent(4)                                  $ 1,119,000    $ 6,432,000    $14,889,000
                            Straight-Line rent per sq. ft                          $     14.53    $     15.80    $     12.91
                            Recoveries (5)                                         $   478,000    $ 2,579,000    $ 7,212,000
                            Full service St-Line rent(6)                           $ 1,597,000    $ 9,011,000    $22,101,000
                            Full service St-Line rent per sq. ft                   $     20.74    $     22.14    $     19.17
                            % Full service St-Lined rent                                  7.23%         40.77%        100.00%
                            Asking market rent per sq. ft.(7)
                            No. of tenant leases expiring(8)                                 2              2             48

Norwest Center(1)           Square feet expiring                                                   527,000 sf   1,100,000 sf
                            Straight-Line rent                                                    $13,738,000    $22,408,000
                            Straight-Line rent per sq. ft                                         $     26.07    $     20.37
                            Recoveries                                                            $ 8,325,000    $16,992,000
                            Full service St-Line rent                                             $22,063,000    $39,400,000
                            Full service St-Line rent per sq. ft                                  $     41.87    $     35.82
                            % Full service St-Lined rent                                               56.00%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                  2             28

Washington Mutual Tower(2)  Square feet expiring                                    138,000 sf     199,000 sf    1,144,000sf
                            Straight-Line rent                                     $ 2,653,000    $ 5,605,000    $24,615,000
                            Straight-Line rent per sq. ft                          $     19.22    $     28.17    $     21.52
                            Recoveries                                             $   276,000    $   482,000    $ 1,401,000
                            Full service St-Line rent                              $ 2,929,000    $ 6,087,000    $26,016,000
                            Full service St-Line rent per sq. ft                   $     21.22    $     30.59    $     22.74
                            % Full service St-Lined rent                                 11.26%         23.40%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                    1              1             87

125 Summer Street(2)        Square feet expiring                                                    85,000 sf     457,000 sf
                            Straight-Line rent                                                    $ 2,115,000    $11,808,000
                            Straight-Line rent per sq. ft                                         $     24.88    $     25.84
                            Recoveries                                                            $ 1,212,000    $ 4,660,000
                            Full service St-Line rent                                             $ 3,327,000    $16,468,000
                            Full service St-Line rent per sq. ft                                  $     39.14    $     36.04
                            % Full service St-Lined rent                                                20.20%        100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                   1             24

Tower 56(2)                 Square feet expiring                                                                  162,000 sf
                            Straight-Line rent                                                                    $7,172,000
                            Straight-Line rent per sq. ft                                                         $    44.27
                            Recoveries                                                                            $  163,000
                            Full service St-Line rent                                                             $7,335,000
                            Full service St-Line rent per sq. ft                                                  $    45.28
                            % Full service St-Lined rent                                                              100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                                 45

One Lincoln Centre(1)       Square feet expiring                                                                  263,000 sf
                            Straight-Line rent                                                                    $5,033,000
                            Straight-Line rent per sq. ft                                                         $    19.14
                            Recoveries                                                                            $2,416,000
                            Full service St-Line rent                                                             $7,449,000
                            Full service St-Line rent per sq. ft                                                  $    28.32
                            % Full service St-Lined rent                                                              100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                                                                 38

527 Madison Avenue(2)       Square feet expiring                      27,000 sf      33,000 sf                      215,000 sf
                            Straight-Line rent                      $ 1,119,000    $ 1,613,000                     $11,489,000
                            Straight-Line rent per sq. ft           $     41.44    $     48.88                     $     53.44
                            Recoveries                              $     1,000    $     4,000                     $   620,000
                            Full service St-Line rent               $ 1,120,000    $ 1,617,000                     $12,109,000
                            Full service St-Line rent per sq. ft    $     41.48    $     49.00                     $     56.32
                            % Full service St-Lined rent                   9.25%         13.35%                         100.00%
                            Asking market rent per sq. ft
                            No. of tenant leases expiring                     4              2                              20


                                                                       Q3-Q4
PROPERTY                                                               1998             1999             2000             2001
--------                                                               ----             ----             ----             ----
191 Peachtree Street(1)    Square feet expiring                      10,000 sf         2,000 sf         6,000 sf       141,000 sf
                           Straight-Line rent                      $    76,000      $    23,000      $    68,000      $ 2,681,000
                           Straight-Line rent per sq. ft           $      7.60      $     11.50      $     11.33      $     19.01
                           Recoveries                              $    50,000      $    10,000      $    62,000      $ 1,234,000
                           Full service St-Line rent               $   126,000      $    33,000      $   130,000      $ 3,915,000
                           Full service St-Line rent per sq. ft    $     12.60      $     16.50      $     21.67      $     27.77
                           % Full service St-Lined rent                   0.33%            0.09%            0.35%           10.40%
                           Asking market rent per sq. ft           $     26.00
                           No. of tenant leases expiring                     3                1                4                7

Market Square(2)           Square feet expiring                      55,000 sf         7,000 sf        50,000 sf        88,000 sf
                           Straight-Line rent                      $ 1,812,000          158,000      $ 1,414,000      $ 3,378,000
                           Straight-Line rent per sq. ft           $     32.95      $     22.57      $     28.28      $     38.39
                           Recoveries                              $     4,000      $      --        $   345,000      $   549,000
                           Full service St-Line rent               $ 1,816,000      $   158,000      $ 1,759,000      $ 3,927,000
                           Full service St-Line rent per sq. ft    $     33.02      $     22.57      $     35.18      $     44.63
                           % Full service St-Lined rent                   6.62%            0.58%            6.42%           14.32%
                           Asking market rent per sq. ft           $     46.00
                           No. of tenant leases expiring                     3                2                7                8

500 Boylston Street(1)     Square feet expiring                       1,000 sf        75,000 sf
                           Straight-Line rent                      $    10,000      $ 2,218,000
                           Straight-Line rent per sq. ft           $     10.00      $     29.57
                           Recoveries                              $     6,000      $   876,000
                           Full service St-Line rent               $    16,000      $ 3,094,000
                           Full service St-Line rent per sq. ft    $     16.00      $     41.25
                           % Full service St-Lined rent                   0.06%           11.21%
                           Asking market rent per sq. ft           $     45.00
                           No. of tenant leases expiring                     1                4

222 Berkeley Street(1)     Square feet expiring                      11,000 sf        36,000 sf                         76,000 sf
                           Straight-Line rent                      $   258,000      $   582,000                       $ 2,126,000
                           Straight-Line rent per sq. ft           $     23.45      $     16.17                       $     27.97
                           Recoveries                              $   109,000      $   458,000                       $   878,000
                           Full service St-Line rent               $   367,000      $ 1,040,000                       $ 3,004,000
                           Full service St-Line rent per sq. ft    $     33.36      $     28.89                       $     39.53
                           % Full service St-Lined rent                   2.19%            6.20%                            17.90%
                           Asking market rent per sq. ft           $     45.00
                           No. of tenant leases expiring                     3                3                                 7

Charlotte Plaza(2)         Square feet expiring                      27,000 sf        33,000 sf        53,000 sf        70,000 sf
                           Straight-Line rent                      $   449,000      $   626,000      $   939,000      $ 1,187,000
                           Straight-Line rent per sq. ft           $     16.63      $     18.97      $     17.72      $     16.96
                           Recoveries                              $    15,000      $    18,000      $    21,000      $    25,000
                           Full service St-Line rent               $   464,000      $   644,000      $   960,000      $ 1,212,000
                           Full service St-Line rent per sq. ft    $     17.19      $     19.52      $     18.11      $     17.31
                           % Full service St-Lined rent                   4.47%            6.20%            9.24%           11.67%
                           Asking market rent per sq. ft           $     24.00
                           No. of tenant leases expiring                     6                6                4                2

200 Galleria(2)            Square feet expiring                      11,000 sf        24,000 sf        68,000 sf        55,000 sf
                           Straight-Line rent                      $   205,000      $   488,000      $ 1,573,000      $ 1,150,000
                           Straight-Line rent per sq. ft           $     18.64      $     20.33      $     23.13      $     20.91
                           Recoveries                              $     1,000      $    17,000      $    54,000      $    34,000
                           Full service St-Line rent               $   206,000      $   505,000      $ 1,627,000      $ 1,184,000
                           Full service St-Line rent per sq. ft    $     18.73      $     21.04      $     23.93      $     21.53
                           % Full service St-Lined rent                   2.26%            5.55%           17.89%           13.02%
                           Asking market rent per sq. ft           $     27.00
                           No. of tenant leases expiring                     6                4               15               12

11 Canal Center(2)         Square feet expiring                                        3,000 sf         2,000 sf         1,000 sf
                           Straight-Line rent                                       $    67,000      $    40,000      $    37,000
                           Straight-Line rent per sq. ft                            $     22.33      $     20.00      $     37.00
                           Recoveries                                               $      --        $     1,000      $      --
                           Full service St-Line rent                                $    67,000      $    41,000      $    37,000
                           Full service St-Line rent per sq. ft                     $     22.33      $     20.50      $     37.00
                           % Full service St-Lined rent                                    4.02%            2.46%            2.22%
                           Asking market rent per sq. ft           $     27.00
                           No. of tenant leases expiring                                      1                1                1

=================



PROPERTY                                                              2002           2003           2004          2005
--------                                                              ----           ----           ----          ----
191 Peachtree Street(1)    Square feet expiring                    29,000 sf       7,000 sf      34,000 sf      22,000 sf
                           Straight-Line rent                    $   472,000    $   107,000    $   748,000    $   371,000
                           Straight-Line rent per sq. ft         $     16.28    $     15.29    $     22.00    $     16.86
                           Recoveries                            $   227,000    $    39,000    $   233,000    $   143,000
                           Full service St-Line rent             $   699,000    $   146,000    $   981,000    $   514,000
                           Full service St-Line rent per sq. ft  $     24.10    $     20.86    $     28.85    $     23.36
                           % Full service St-Lined rent                 1.86%          0.39%          2.61%          1.37%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                   4              2              3              5

Market Square(2)           Square feet expiring                    10,000 sf      17,000 sf      34,000 sf     174,000 sf
                           Straight-Line rent                    $   316,000    $   626,000    $ 1,225,000    $ 5,822,000
                           Straight-Line rent per sq. ft         $     31.60    $     36.82    $     36.03    $     33.46
                           Recoveries                            $    14,000    $   103,000    $   204,000    $ 1,881,000
                           Full service St-Line rent             $   330,000    $   729,000    $ 1,429,000    $ 7,703,000
                           Full service St-Line rent per sq. ft  $     33.00    $     42.88    $     42.03    $     44.27
                           % Full service St-Lined rent                 1.20%          2.66%          5.21%         28.09%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                   4              4              4              4

500 Boylston Street(1)     Square feet expiring                                  400,000 sf      16,000 sf
                           Straight-Line rent                                   $10,688,000    $   352,000
                           Straight-Line rent per sq. ft                        $     26.72    $     22.00
                           Recoveries                                           $ 4,946,000    $   204,000
                           Full service St-Line rent                            $15,634,000    $   556,000
                           Full service St-Line rent per sq. ft                 $     39.09    $     34.75
                           % Full service St-Lined rent                               56.63%          2.01%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                                  3              3

222 Berkeley Street(1)     Square feet expiring                    94,000 sf
                           Straight-Line rent                    $ 1,830,000
                           Straight-Line rent per sq. ft         $     19.47
                           Recoveries                            $ 1,190,000
                           Full service St-Line rent             $ 3,020,000
                           Full service St-Line rent per sq. ft  $     32.13
                           % Full service St-Lined rent                18.00%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                   5

Charlotte Plaza(2)         Square feet expiring                    74,000 sf      22,000 sf     111,000 sf      11,000 sf
                           Straight-Line rent                    $ 1,346,000    $   371,000    $ 1,602,000    $   210,000
                           Straight-Line rent per sq. ft         $     18.19    $     16.86    $     14.43    $     19.09
                           Recoveries                            $    25,000    $    11,000    $    23,000    $      --
                           Full service St-Line rent             $ 1,371,000    $   382,000    $ 1,625,000    $   210,000
                           Full service St-Line rent per sq. ft  $     18.53    $     17.36    $     14.64    $     19.09
                           % Full service St-Lined rent                13.20%          3.68%         15.64%          2.02%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                   9              4              3              1

200 Galleria(2)            Square feet expiring                   157,000 sf     71,000 sf        4,000 sf
                           Straight-Line rent                    $ 3,321,000    $1,720,000     $    75,000
                           Straight-Line rent per sq. ft         $     21.15    $    24.23     $     18.75
                           Recoveries                            $   175,000    $    9,000     $      --
                           Full service St-Line rent             $ 3,496,000    $1,729,000     $    75,000
                           Full service St-Line rent per sq. ft  $     22.27    $    24.35     $     18.75
                           % Full service St-Lined rent                38.43%        19.01%           0.82%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                   9             9               1

11 Canal Center(2)         Square feet expiring                      5,000 sf                                   14,000 sf
                           Straight-Line rent                    $   120,000                                 $   358,000
                           Straight-Line rent per sq. ft         $     24.00                                 $     25.57
                           Recoveries                            $      --                                   $      --
                           Full service St-Line rent             $   120,000                                 $   358,000
                           Full service St-Line rent per sq. ft  $     24.00                                 $     25.57
                           % Full service St-Lined rent                 7.21%                                     21.50%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                   1                                          2

====================

                                                                                                     2008
                                                                                                      and
PROPERTY                                                                2006         2007            Beyond     Total
--------                                                                ----         ----            ------     -----
191 Peachtree Street(1)    Square feet expiring                     441,000 sf                    496,000 sf    1,188,000sf
                           Straight-Line rent                      $12,093,000                   $11,179,000    $27,818,000
                           Straight-Line rent per sq. ft           $     27.42                   $     22.54    $     23.42
                           Recoveries                              $ 3,752,000                   $ 4,072,000    $ 9,822,000
                           Full service St-Line rent               $15,845,000                   $15,251,000    $37,640,000
                           Full service St-Line rent per sq. ft    $     35.93                   $     30.75    $     31.68
                           % Full service St-Lined rent                  42.10%                        40.52%        100.00%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                     3                             4             36

Market Square(2)           Square feet expiring                      47,000 sf       9,000 sf     171,000 sf      662,000sf
                           Straight-Line rent                      $ 1,628,000    $   359,000    $ 5,226,000    $21,964,000
                           Straight-Line rent per sq. ft           $     34.64    $     39.89    $     30.56    $     33.18
                           Recoveries                              $   666,000    $     9,000    $ 1,680,000    $ 5,455,000
                           Full service St-Line rent               $ 2,294,000    $   368,000    $ 6,906,000    $27,419,000
                           Full service St-Line rent per sq. ft    $     48.81    $     40.89    $     40.39    $     41.42
                           % Full service St-Lined rent                   8.37%          1.34%         25.19%        100.00%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                     2              3              8            49

500 Boylston Street(1)     Square feet expiring                                      3,000 sf     219,000 sf     714,000 sf
                           Straight-Line rent                                     $    98,000    $ 5,409,000    $18,775,000
                           Straight-Line rent per sq. ft                          $     32.67    $     24.70    $     26.30
                           Recoveries                                             $    28,000    $ 2,773,000    $ 8,833,000
                           Full service St-Line rent                              $   126,000    $ 8,182,000    $27,608,000
                           Full service St-Line rent per sq. ft                   $     42.00    $     37.36    $     38.67
                           % Full service St-Lined rent                                  0.46%         29.64%        100.00%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                                    1              2             14

222 Berkeley Street(1)     Square feet expiring                                    275,000 sf      39,000 sf     531,000 sf
                           Straight-Line rent                                     $ 4,233,000    $ 1,065,000    $10,094,000
                           Straight-Line rent per sq. ft                          $     15.39    $     27.31    $     19.01
                           Recoveries                                             $ 3,537,000    $   516,000    $ 6,688,000
                           Full service St-Line rent                              $ 7,770,000    $ 1,581,000    $16,782,000
                           Full service St-Line rent per sq. ft                   $     28.25    $     40.54    $     31.60
                           % Full service St-Lined rent                                 46.30%          9.42%      100.00%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                                    6              3             27

Charlotte Plaza(2)         Square feet expiring                      1,000 sf       10,000 sf     189,000 sf     601,000 sf
                           Straight-Line rent                      $   24,000     $   218,000    $ 3,129,000    $10,101,000
                           Straight-Line rent per sq. ft           $    24.00     $     21.80    $     16.56    $     16.81
                           Recoveries                              $     --       $      --      $   148,000    $   286,000
                           Full service St-Line rent               $   24,000     $   218,000    $ 3,277,000    $10,387,000
                           Full service St-Line rent per sq. ft    $    24.00     $     21.80    $     17.34    $     17.28
                           % Full service St-Lined rent                  0.23%           2.10%         31.55%        100.00%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                    1               1              6             43

200 Galleria(2)            Square feet expiring                      12,000 sf                                   402,000 sf
                           Straight-Line rent                      $   262,000                                  $ 8,794,000
                           Straight-Line rent per sq. ft           $     21.83                                  $     21.88
                           Recoveries                              $    13,000                                  $   303,000
                           Full service St-Line rent               $   275,000                                  $ 9,097,000
                           Full service St-Line rent per sq. ft    $     22.92                                  $     22.63
                           % Full service St-Lined rent                   3.02%                                      100.00%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                     1                                           57

11 Canal Center(2)         Square feet expiring                                      42,000 sf                    67,000 sf
                           Straight-Line rent                                      $ 1,042,000                  $ 1,664,000
                           Straight-Line rent per sq. ft                           $     24.81                  $     24.84
                           Recoveries                                              $      --                    $     1,000
                           Full service St-Line rent                               $ 1,042,000                  $ 1,665,000
                           Full service St-Line rent per sq. ft                    $     24.81                  $     24.85
                           % Full service St-Lined rent                                  62.58%                     100.00%
                           Asking market rent per sq. ft
                           No. of tenant leases expiring                                      1                           7


                                                                         Q3-Q4
PROPERTY                                                                 1998             1999             2000             2001
--------                                                                 ----             ----             ----             ----
99 Canal Center(2)           Square feet expiring                       2,000 sf         5,000 sf         9,000 sf        52,000 sf
                             Straight-Line rent                      $      --        $    76,000      $   209,000      $ 1,253,000
                             Straight-Line rent per sq. ft           $      --        $     15.20      $     23.22      $     24.10
                             Recoveries                              $      --        $     6,000      $     3,000      $    72,000
                             Full service St-Line rent               $      --        $    82,000      $   212,000      $ 1,325,000
                             Full service St-Line rent per sq. ft    $      --        $     16.40      $     23.56      $     25.48
                             % Full service St-Lined rent                   0.00%            2.48%            6.40%           40.01%
                             Asking market rent per sq. ft           $     27.00
                             No. of tenant leases expiring                     1                2                2                5

TransPotomac Plaza 5(2)      Square feet expiring                       3,000 sf         2,000 sf         1,000 sf        15,000 sf
                             Straight-Line rent                      $    73,000      $    43,000      $    33,000      $   275,000
                             Straight-Line rent per sq. ft           $     24.33      $     21.50      $     33.00      $     18.33
                             Recoveries                              $      --        $     1,000      $      --        $     2,000
                             Full service St-Line rent               $    73,000      $    44,000      $    33,000      $   277,000
                             Full service St-Line rent per sq. ft    $     24.33      $     22.00      $     33.00      $     18.47
                             % Full service St-Lined rent                   3.64%            2.19%            1.65%           13.82%
                             Asking market rent per sq. ft           $     25.00
                             No. of tenant leases expiring                     1                1                1                1

Sixty State Street(2)        Square feet expiring                       4,000 sf        34,000 sf         3,000 sf        29,000 sf
                             Straight-Line rent                      $   100,000      $   809,000      $    74,000      $   872,000
                             Straight-Line rent per sq. ft           $     25.00      $     23.79      $     24.67      $     30.07
                             Recoveries                              $    11,000      $   117,000      $     7,000      $    51,000
                             Full service St-Line rent               $   111,000      $   926,000      $    81,000      $   923,000
                             Full service St-Line rent per sq. ft    $     27.75      $     27.24      $     27.00      $     31.83
                             % Full service St-Lined rent                   0.41%            3.43%            0.30%            3.42%
                             Asking market rent per sq. ft           $     44.00
                             No. of tenant leases expiring                     5                9                1                3

Corporate 500 Centre(1)      Square feet expiring                      10,000 sf        10,000 sf        34,000 sf        41,000 sf
                             Straight-Line rent                      $   177,000      $   434,000      $   752,000      $ 1,060,000
                             Straight-Line rent per sq. ft           $     17.70      $     43.40      $     22.12      $     25.85
                             Recoveries                              $    48,000      $    84,000      $   323,000      $   377,000
                             Full service St-Line rent               $   225,000      $   518,000      $ 1,075,000      $ 1,437,000
                             Full service St-Line rent per sq. ft    $     22.50      $     51.80      $     31.62      $     35.05
                             % Full service St-Lined rent                   1.19%            2.74%            5.69%            7.61%
                             Asking market rent per sq. ft           $     32.00
                             No. of tenant leases expiring                     3                5                4                4

One Memorial Drive(2)        Square feet expiring                       5,000 sf        21,000 sf
                             Straight-Line rent                      $   281,000      $   407,000
                             Straight-Line rent per sq. ft           $     56.20      $     19.38
                             Recoveries                              $    33,000      $    32,000
                             Full service St-Line rent               $   314,000      $   439,000
                             Full service St-Line rent per sq. ft    $     62.80      $     20.90
                             % Full service St-Lined rent                   2.54%            3.56%
                             Asking market rent per sq. ft           $     42.00
                             No. of tenant leases expiring                     1                1

201 California Street(2)     Square feet expiring                                      117,000 sf                        43,000 sf
                             Straight-Line rent                                       $ 2,623,000                       $  929,000
                             Straight-Line rent per sq. ft                            $     22.42                       $    21.60
                             Recoveries                                               $   398,000                       $   32,000
                             Full service St-Line rent                                $ 3,021,000                       $  961,000
                             Full service St-Line rent per sq. ft                     $     25.82                       $    22.35
                             % Full service St-Lined rent                                   47.37%                           15.07%
                             Asking market rent per sq. ft           $     38.00
                             No. of tenant leases expiring                                      4                                1

Wilshire Palisades(2)        Square feet expiring                       1,000 sf        15,000 sf         5,000 sf        72,000 sf
                             Straight-Line rent                      $    32,000      $   421,000      $   111,000      $ 3,763,000
                             Straight-Line rent per sq. ft           $     32.00      $     28.07      $     22.20      $     52.26
                             Recoveries                              $     1,000      $      --        $    12,000      $   327,000
                             Full service St-Line rent               $    33,000      $   421,000      $   123,000      $ 4,090,000
                             Full service St-Line rent per sq. ft    $     33.00      $     28.07      $     24.60      $     56.81
                             % Full service St-Lined rent                   0.41%           5.25%             1.53%           50.99%
                             Asking market rent per sq. ft           $     42.00
                             No. of tenant leases expiring                     1               1                 1                6


=================



PROPERTY                                                                   2002           2003           2004          2005
--------                                                                   ----           ----           ----          ----
99 Canal Center(2)           Square feet expiring                       22,000 sf      46,000 sf
                             Straight-Line rent                       $   544,000    $ 1,068,000
                             Straight-Line rent per sq. ft            $     24.73    $     23.22
                             Recoveries                               $    18,000    $    19,000
                             Full service St-Line rent                $   562,000    $ 1,087,000
                             Full service St-Line rent per sq. ft     $     25.55    $     23.63
                             % Full service St-Lined rent                   16.97%         32.82%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                      2              5

TransPotomac Plaza 5(2)      Square feet expiring                       26,000 sf                      8,000 sf
                             Straight-Line rent                       $   518,000                   $   178,000
                             Straight-Line rent per sq. ft            $     19.92                   $     22.25
                             Recoveries                               $     8,000                   $      --
                             Full service St-Line rent                $   526,000                   $   178,000
                             Full service St-Line rent per sq. ft     $     20.23                   $     22.25
                             % Full service St-Lined rent                   26.23%                         8.88%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                      2                             2

Sixty State Street(2)        Square feet expiring                      176,000 sf      90,000 sf      96,000 sf
                             Straight-Line rent                       $ 3,799,000    $ 2,061,000    $ 2,623,000
                             Straight-Line rent per sq. ft            $     21.59    $     22.90    $     27.32
                             Recoveries                               $ 1,759,000    $   159,000    $   217,000
                             Full service St-Line rent                $ 5,558,000    $ 2,220,000    $ 2,840,000
                             Full service St-Line rent per sq. ft     $     31.58    $     24.67    $     29.58
                             % Full service St-Lined rent                   20.58%          8.22%         10.52%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                      6              1              8

Corporate 500 Centre(1)      Square feet expiring                       75,000 sf     132,000 sf      14,000 sf
                             Straight-Line rent                       $ 1,554,000    $ 2,800,000    $   275,000
                             Straight-Line rent per sq. ft            $     20.72    $     21.21    $     19.64
                             Recoveries                               $   505,000    $ 1,138,000    $   135,000
                             Full service St-Line rent                $ 2,059,000    $ 3,938,000    $   410,000
                             Full service St-Line rent per sq. ft     $     27.45    $     29.83    $     29.29
                             % Full service St-Lined rent                   10.90%         20.85%          2.17%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                      8              7              1

One Memorial Drive(2)        Square feet expiring                       71,000 sf      61,000 sf      95,000 sf
                             Straight-Line rent                       $ 2,283,000    $ 2,028,000    $ 2,979,000
                             Straight-Line rent per sq. ft            $     32.15    $     33.25    $     31.36
                             Recoveries                               $    77,000    $   156,000    $   134,000
                             Full service St-Line rent                $ 2,360,000    $ 2,184,000    $ 3,113,000
                             Full service St-Line rent per sq. ft     $     33.24    $     35.80    $     32.77
                             % Full service St-Lined rent                   19.12%         17.70%         25.23%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                      5              2              2

201 California Street(2)     Square feet expiring                        1,000 sf      79,000 sf
                             Straight-Line rent                       $    53,000    $ 2,201,000
                             Straight-Line rent per sq. ft            $     53.00    $     27.86
                             Recoveries                               $      --      $   142,000
                             Full service St-Line rent                $    53,000    $ 2,343,000
                             Full service St-Line rent per sq. ft     $     53.00    $     29.66
                             % Full service St-Lined rent                    0.83%         36.74%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                      1              2

Wilshire Palisades(2)        Square feet expiring                       73,000 sf      20,000 sf
                             Straight-Line rent                       $ 2,399,000    $   877,000
                             Straight-Line rent per sq. ft            $     32.86    $     43.85
                             Recoveries                               $    38,000    $    40,000
                             Full service St-Line rent                $ 2,437,000    $   917,000
                             Full service St-Line rent per sq. ft     $     33.38    $     45.85
                             % Full service St-Lined rent                   30.38%         11.43%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                      6              1

====================

                                                                                                     2008
                                                                                                      and
PROPERTY                                                                 2006         2007           Beyond      Total
--------                                                                 ----         ----           ------      -----
99 Canal Center(2)           Square feet expiring                                                    2,000 sf     138,000 sf
                             Straight-Line rent                                                   $    44,000    $ 3,194,000
                             Straight-Line rent per sq. ft                                        $     22.00    $     23.14
                             Recoveries                                                           $     --       $   118,000
                             Full service St-Line rent                                            $    44,000    $ 3,312,000
                             Full service St-Line rent per sq. ft                                 $     22.00    $     24.00
                             % Full service St-Lined rent                                                1.33%        100.00%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                                                  1             18

TransPotomac Plaza 5(2)      Square feet expiring                                   18,000 sf       20,000 sf      93,000 sf
                             Straight-Line rent                                    $  432,000     $   439,000    $ 1,991,000
                             Straight-Line rent per sq. ft                         $    24.00     $     21.95    $     21.41
                             Recoveries                                            $    3,000     $      --      $    14,000
                             Full service St-Line rent                             $  435,000     $   439,000    $ 2,005,000
                             Full service St-Line rent per sq. ft                  $    24.17     $     21.95    $     21.56
                             % Full service St-Lined rent                               21.70%          21.90%        100.00%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                                  2               1             11

Sixty State Street(2)        Square feet expiring                     36,000 sf      32,000 sf     308,000 sf     808,000 sf
                             Straight-Line rent                     $ 1,085,000    $   925,000    $ 7,931,000    $20,279,000
                             Straight-Line rent per sq. ft          $     30.14    $     28.91    $     25.75    $     25.10
                             Recoveries                             $    57,000    $   331,000    $ 4,020,000    $ 6,729,000
                             Full service St-Line rent              $ 1,142,000    $ 1,256,000    $11,951,000    $27,008,000
                             Full service St-Line rent per sq. ft   $     31.72    $     39.25    $     38.80    $     33.43
                             % Full service St-Lined rent                  4.23%          4.65%         44.25%        100.00%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                    2              3              3             41

Corporate 500 Centre(1)      Square feet expiring                    135,000 sf      43,000 sf     107,000 sf     601,000 sf
                             Straight-Line rent                     $ 3,132,000    $   924,000    $ 2,518,000    $13,626,000
                             Straight-Line rent per sq. ft          $     23.20    $     21.49    $     23.53    $     22.67
                             Recoveries                             $ 1,252,000    $   333,000    $ 1,064,000    $ 5,259,000
                             Full service St-Line rent              $ 4,384,000    $ 1,257,000    $ 3,582,000    $18,885,000
                             Full service St-Line rent per sq. ft   $     32.47    $     29.23    $     33.48    $     31.42
                             % Full service St-Lined rent                 23.21%          6.66%         18.97%        100.00%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                    1              2              2             37

One Memorial Drive(2)        Square feet expiring                                    43,000 sf      56,000 sf     352,000 sf
                             Straight-Line rent                                    $ 1,425,000    $ 2,303,000    $11,706,000
                             Straight-Line rent per sq. ft                         $     33.14    $     41.13    $     33.26
                             Recoveries                                            $    26,000    $   176,000    $   634,000
                             Full service St-Line rent                             $ 1,451,000    $ 2,479,000    $12,340,000
                             Full service St-Line rent per sq. ft                  $     33.74    $     44.27    $     35.06
                             % Full service St-Lined rent                                11.76%         20.09%        100.00%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                                   1              1             13

201 California Street(2)     Square feet expiring                                                                 240,000 sf
                             Straight-Line rent                                                                  $ 5,806,000
                             Straight-Line rent per sq. ft                                                       $     24.19
                             Recoveries                                                                          $   572,000
                             Full service St-Line rent                                                           $ 6,378,000
                             Full service St-Line rent per sq. ft                                                $     26.58
                             % Full service St-Lined rent                                                             100.00%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                                                                 8

Wilshire Palisades(2)        Square feet expiring                                                                 186,000 sf
                             Straight-Line rent                                                                  $ 7,603,000
                             Straight-Line rent per sq. ft                                                       $     40.88
                             Recoveries                                                                          $   418,000
                             Full service St-Line rent                                                           $ 8,021,000
                             Full service St-Line rent per sq. ft                                                $     43.12
                             % Full service St-Lined rent                                                             100.00%
                             Asking market rent per sq. ft
                             No. of tenant leases expiring                                                                16



                                                                     Q3-Q4
PROPERTY                                                             1998             1999          2000            2001
--------                                                             ----             ----          ----            ----
All Properties Total       Square feet expiring(3)                260,000 sf      895,000 sf    646,000 sf      930,000 sf
                           Straight-Line rent(4)                 $ 5,949,000      $21,216,000   $12,415,000     $27,133,000
                           Straight-Line rent per sq. ft         $     22.88      $     23.71   $     19.22     $     29.18
                           Recoveries (5)                        $   961,000      $ 4,888,000   $ 4,011,000     $ 4,697,000
                           Full service St-Line rent(6)          $ 6,910,000      $26,104,000   $16,426,000     $31,830,000
                           Full service St-Line rent per sq. ft  $     26.58      $     29.17   $     25.43     $     34.23
                           % Full service St-Lined rent                 2.04%            7.69%         4.84%           9.38%
                           Asking market rent per sq. ft.(7)     $     34.82
                           No. of tenant leases expiring(8)               72               91            88              93



PROPERTY                                                             2002             2003          2004           2005
--------                                                             ----             ----          ----            ----
All Properties Total       Square feet expiring(3)               1,345,000sf      1,661,000sf   842,000 sf      251,000 sf
                           Straight-Line rent(4)                 $27,876,000      $38,067,000   $19,069,000     $ 7,587,000
                           Straight-Line rent per sq. ft         $     20.73      $     22.92   $     22.65     $     30.23
                           Recoveries (5)                        $ 8,161,000      $11,574,000   $ 4,445,000     $ 2,046,000
                           Full service St-Line rent(6)          $36,037,000      $49,641,000   $23,514,000     $ 9,633,000
                           Full service St-Line rent per sq. ft  $     26.79      $     29.89   $     27.93     $     38.38
                           % Full service St-Lined rent                10.62%           14.63%         6.93%           2.84%
                           Asking market rent per sq. ft.(7)
                           No. of tenant leases expiring(8)              109               80            42              16



                                                                                                 2008
                                                                                                  and
PROPERTY                                                             2006             2007       Beyond            Total
--------                                                             ----             ----       ------            -----
All Properties Total       Square feet expiring(3)                699,000 sf      723,000 sf    2,825,000 sf    11,077,000 sf
                           Straight-Line rent(4)                 $19,343,000      $15,041,000   $67,133,000     $260,829,000
                           Straight-Line rent per sq. ft         $     27.67      $     20.80   $     23.76     $      23.55
                           Recoveries (5)                        $ 5,741,000      $ 5,025,000   $27,047,000     $ 78,596,000
                           Full service St-Line rent(6)          $25,084,000      $20,066,000   $94,180,000     $339,425,000
                           Full service St-Line rent per sq. ft  $     35.89      $     27.75   $     33.34     $      30.64
                           % Full service St-Lined rent                 7.39             5.91%        27.75%          100.00%
                           Asking market rent per sq. ft.(7)
                           No. of tenant leases expiring(8)               14               25            37              667


        *  Includes 4,605 square feet of retail space leased to the Gap at a base rent of $1,001,028 and recoveries of $5,524, totalling to a full service rent of $1,006,552.

                                       Cornerstone Properties Inc.
                                        Lease Expiration Schedule
                                                Footnotes

----------

(1)  Net Lease building.

(2)  Gross Lease building.

(3)  The total square footage expiring in any particular year.

(4) Straight-line rent is the annual average of all lease payments required to be made through the term of the lease as required under Generally Accepted Accounting Principles.

(5) The actual recovery of operating expenses annualized as of June 30, 1998 in net lease buildings and the recovery of operating expense escalations annualized in gross lease buildings.

(6)  Full Service Straight-Line Rent is Straight-Line Rent plus recoveries.

(7) Asking market rent is the average initially quoted rent to prospective tenants in each building. All market rents shown are on full service basis.

(8)  The number of tenant leases expiring in each year.

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                           - Tenant Retention Schedule

                          Cornerstone Properties Inc.
                           Tenant Retention Schedule
                              As of June 30, 1998

The attached table sets forth the Company's tenant retention on expiring leases since January 1, 1994. The analysis is based upon the percentage of expiring leases in the applicable building with a tenant or subtenant being retained in the expiring space, or an existing tenant expanding into the expiring space. A tenant's lease is added to the retention schedule at the time a lease extension is signed with the tenant, or the tenant notifies the Company of an option being exercised.


                                         1994                              1995
                            ------------------------------    ------------------------------
                              sq ft      sq ft                 sq ft       sq ft
                            retained     expir.      ret %    retained    expir.       ret %
                            --------    -------      -----    --------    ------       -----
One Norwest Center           93,962      94,981       99%      64,627      71,364       91%
Norwest Center               16,293      26,317       62%      22,762      23,792       96%
Washington Mutual Tower     127,334     153,645       83%      29,547      44,742       66%
125 Summer Street
Tower 56
One Lincoln Centre
527 Madison Avenue
191 Peachtree Street
500 Boylston Street
222 Berkeley Street
Charlotte Plaza
200 Galleria
11 Canal Center
99 Canal Center
TransPotomac Plaza 5
Sixty State Street
Corporate 500 Centre
One Memorial Drive
201 California Street
Wilshire Palisades
                            ------------------------------    ------------------------------
Weighted                    237,589     274,943       86%     116,936     139,898       84%


                                         1996                           1997                         YTD 1998 (Q2)
                           ----------------------------   ------------------------------    ------------------------------
                            sq ft       sq ft              sq ft        sq ft                 sq ft      sq ft
                           retained     expir.    ret %   retained      expir.    ret %     retained     expir.     ret %
                           --------     -------   -----   ---------    --------   ------    --------     ------     -----
One Norwest Center          43,601      72,903      60%     266,021     313,612      85%      47,840      74,463      64%
Norwest Center               4,336       9,777      44%     205,749     234,260      88%      66,075      72,986      91%
Washington Mutual Tower     86,956     106,250      82%     182,194     207,738      88%     297,954     297,954     100%
125 Summer Street           95,816      96,658      99%      41,252      62,218      66%      92,588      96,979      95%
Tower 56                    46,003      53,762      86%      37,027      50,679      73%      14,100      14,100     100%
One Lincoln Centre                                           35,320      42,099      84%      19,176      66,593      29%
527 Madison Avenue                                            5,980      20,587      29%      10,277      10,419      99%
191 Peachtree Street                                           --          --      --         32,139     106,974      30%
500 Boylston Street                                            --         3,005       0%      71,955      71,955     100%
222 Berkeley Street                                            --          --      --         41,683      41,683     100%
Charlotte Plaza                                               2,974       6,390      47%      54,022      55,234      98%
200 Galleria                                                 10,672      21,725      49%      32,878      50,375      65%
11 Canal Center                                                --         8,889       0%        --          --        --
99 Canal Center                                                --          --      --         29,925      33,918      88%
TransPotomac Plaza 5                                           --          --      --          6,745      17,185      39%
Sixty State Street                                             --          --      --         22,407      22,407     100%
Corporate 500 Centre                                           --          --      --         16,223      60,409      27%
One Memorial Drive                                             --          --      --           --          --        --
201 California Street                                          --          --      --           --          --        --
Wilshire Palisades                                             --          --      --          1,316       1,316     100%
                           ----------------------------   ------------------------------    ----------------------------
Weighted                    276,712     339,350     82%     787,189     971,202      81%     869,140   1,113,752      78%

                                                                                             Five year total                  81%


                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                    - Leasing Costs and Capital Expenditures

Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions) required to lease (i) first generation space on development properties and (ii) space which was vacant at the time of the acquisition of a property which will increase the overall return on the property. Additionally, the table shows Historical Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to increase the profitability of the building either through the generation of higher earnings capability, or by improving building system efficiency, thus producing lower operating expenses prospectively.


                            YTD 1998       1997       1996        1995        1994       Total
                           ---------     -------     -------     -------     -------   ---------
One Norwest Center
Total Tenant Lease Costs      17,216        --          --          --          --        17,216
Total Square Feet Leased       1,497        --          --          --          --         1,497
Total Per Square Foot          11.50        --          --          --          --         11.50
Capital Expenditures            --          --          --          --          --          --

Norwest Center
Total Tenant Lease Costs        --          --          --          --          --          --
Total Square Feet Leased        --          --          --          --          --          --
Total Per Square Foot           --          --          --          --          --          --
Capital Expenditures            --          --          --          --          --          --

Washington Mutual Tower
Total Tenant Lease Costs        --       404,988     643,235        --          --     1,048,223
Total Square Feet Leased        --        69,727     146,517        --          --       216,244
Total Per Square Foot           --          5.81        4.39        --          --          4.85
Capital Expenditures            --        88,401      25,500     135,194     102,567     351,662

125 Summer Street
Total Tenant Lease Costs        --          --       369,727        --          --       369,727
Total Square Feet Leased        --          --        33,136        --          --        33,136
Total Per Square Foot           --          --         11.16        --          --         11.16
Capital Expenditures            --          --          --          --          --          --

Tower 56
Total Tenant Lease Costs        --          --       174,266        --          --       174,266
Total Square Feet Leased        --          --         7,115        --          --         7,115
Total Per Square Foot           --          --         24.49        --          --         24.49
Capital Expenditures            --          --          --          --          --          --

One Lincoln Centre
Total Tenant Lease Costs     141,687     261,538       9,706        --          --       412,931
Total Square Feet Leased       6,021      11,816       1,941        --          --        19,778
Total Per Square Foot          23.53       22.13        5.00        --          --         20.88
Capital Expenditures          25,298      61,877        --          --          --        87,175

527 Madison Avenue
Total Tenant Lease Costs        --          --          --          --          --          --
Total Square Feet Leased        --          --          --          --          --          --
Total Per Square Foot           --          --          --          --          --          --
Capital Expenditures            --          --          --          --          --          --

191 Peachtree Street
Total Tenant Lease Costs   1,515,713        --          --          --          --     1,515,713
Total Square Feet Leased      40,238        --          --          --          --        40,238
Total Per Square Foot          37.67        --          --          --          --         37.67
Capital Expenditures            --          --          --          --          --          --

Market Square
Total Tenant Lease Costs     445,933        --          --          --          --       445,933
Total Square Feet Leased      10,054        --          --          --          --        10,054
Total Per Square Foot          44.35        --          --          --          --         44.35
Capital Expenditures            --          --          --          --          --          --

500 Boylston Street
Total Tenant Lease Costs        --          --          --          --          --          --
Total Square Feet Leased        --          --          --          --          --          --
Total Per Square Foot           --          --          --          --          --          --
Capital Expenditures            --          --          --          --          --          --

Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions) required to lease (i) first generation space on development properties and (ii) space which was vacant at the time of the acquisition of a property which will increase the overall return on the property. Additionally, the table shows Historical Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to increase the profitability of the building either through the generation of higher earnings capability, or by improving building system efficiency, thus producing lower operating expenses prospectively.

                            YTD 1998       1997       1996       1995         1994     Total
                           ---------     -------     -------     -------     -------   ---------

222 Berkeley Street
Total Tenant Lease Costs      --            --          --        --          --          --
Total Square Feet Leased      --            --          --        --          --          --
Total Per Square Foot         --            --          --        --          --          --
Capital Expenditures          --            --          --        --          --          --

Charlotte Plaza
Total Tenant Lease Costs   118,455          --          --        --          --       118,455
Total Square Feet Leased    26,820          --          --        --          --        26,820
Total Per Square Foot         4.42          --          --        --          --          4.42
Capital Expenditures       185,865          --          --        --          --       185,865

200 Galleria
Total Tenant Lease Costs   248,257        24,132        --        --          --       272,389
Total Square Feet Leased    12,228         2,139        --        --          --        14,367
Total Per Square Foot        20.30         11.28        --        --          --         18.96
Capital Expenditures          --            --          --        --          --          --

11 Canal Center
Total Tenant Lease Costs   185,633          --          --        --          --       185,633
Total Square Feet Leased     8,889          --          --        --          --         8,889
Total Per Square Foot        20.88          --          --        --          --         20.88
Capital Expenditures        18,437       102,986        --        --          --       121,423

99 Canal Center
Total Tenant Lease Costs      --            --          --        --          --          --
Total Square Feet Leased      --            --          --        --          --          --
Total Per Square Foot         --            --          --        --          --          --
Capital Expenditures        21,012        51,419        --        --          --        72,431

TransPotomac Plaza 5
Total Tenant Lease Costs    24,968          --          --        --          --        24,968
Total Square Feet Leased     4,453          --          --        --          --         4,453
Total Per Square Foot         5.61          --          --        --          --          5.61
Capital Expenditures          --          62,579        --        --          --        62,579

Sixty State Street
Total Tenant Lease Costs      --            --          --        --          --          --
Total Square Feet Leased      --            --          --        --          --          --
Total Per Square Foot         --            --          --        --          --          --
Capital Expenditures          --            --          --        --          --          --

Corporate 500 Centre
Total Tenant Lease Costs      --            --          --        --          --          --
Total Square Feet Leased      --            --          --        --          --          --
Total Per Square Foot         --            --          --        --          --          --
Capital Expenditures          --            --          --        --          --          --

One Memorial Drive
Total Tenant Lease Costs      --            --          --        --          --          --
Total Square Feet Leased      --            --          --        --          --          --
Total Per Square Foot         --            --          --        --          --          --
Capital Expenditures          --            --          --        --          --          --

201 California Street
Total Tenant Lease Costs      --            --          --        --          --          --
Total Square Feet Leased      --            --          --        --          --          --
Total Per Square Foot         --            --          --        --          --          --
Capital Expenditures          --            --          --        --          --          --

Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions) required to lease (i) first generation space on development properties and (ii) space which was vacant at the time of the acquisition of a property which will increase the overall return on the property. Additionally, the table shows Historical Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to increase the profitability of the building either through the generation of higher earnings capability, or by improving building system efficiency, thus producing lower operating expenses prospectively.

                                           YTD 1998       1997         1996         1995         1994        Total
                                           --------     --------     -------      -------      -------     ----------
Wilshire Palisades
Total Tenant Lease Costs                        --           --           --           --           --           --
Total Square Feet Leased                        --           --           --           --           --           --
Total Per Square Foot                           --           --           --           --           --           --
Capital Expenditures                          22,841         --           --           --           --         22,841

Minority Interest*
Total Tenant Lease Costs                        --           --           --           --           --           --
Total Square Feet Leased                        --           --           --           --           --           --
Total Per Square Foot                           --           --           --           --           --           --
Capital Expenditures                            --           --           --           --           --           --

Total Cornerstone Portfolio
Total Tenant Lease Costs                   2,697,862      690,658    1,196,934         --           --      4,585,454
Total Square Feet Leased                     110,200       83,682      188,709         --           --        382,591
Total Per Square Foot Leased                   24.48         8.25         6.34         --           --          11.99

Capital Expenditures                         273,584      367,262       25,500      135,194      102,567      904,107
Weighted Average Square Footage Owned**    5,041,000    5,348,000    3,895,680    3,263,769    3,239,636   20,788,085
Total Per Square Foot                           0.05         0.07         0.01         0.04         0.03         0.04


* Adjustments for minority interests at Norwest Center (20.7%), 500 Boylston (8.5%) and 222 Berkeley (8.5%)

**   Square footage owned is adjusted for minority interests as described above

Non Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Non-Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions), in total and on a per square foot basis, to re-lease expiring leases or renew or extend existing leases. The Company believes that its ability to renew and extend existing tenants at a high percentage has substantially reduced its overall leasing costs on a per square foot basis. Additionally, the table shows Historical Non-Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to maintain a property in a Class A manner and do not give rise to additional earnings capacity, but rather allow the property to maintain its competitive position within its market. The Company believes that its focus on continuing high level of maintenance of its assets has greatly reduced the amount of Capital Expenditures required at its buildings.

                            YTD 1998     1997        1996         1995        1994       Total
                            --------   ---------   ---------     -------     -------   ---------
One Norwest Center
Total Tenant Lease Costs     169,506   1,823,664   1,009,006     141,135     540,444   3,683,755
Total Square Feet Leased      49,695     308,697      81,445      75,939     117,966     633,742
Total Per Square Foot           3.41        5.91       12.39        1.86        4.58        5.81
Capital Expenditures            --       102,000        --          --          --       102,000

Norwest Center
Total Tenant Lease Costs      69,567     569,103      42,237     144,275      30,193     855,375
Total Square Feet Leased      45,990     212,795       6,629      24,986      26,939     317,339
Total Per Square Foot           1.51        2.67        6.37        5.77        1.12        2.70
Capital Expenditures            --        10,974        --          --          --        10,974

Washington Mutual Tower
Total Tenant Lease Costs   1,442,982   1,204,606     793,361     290,971   1,065,962   4,797,882
Total Square Feet Leased     318,849     208,875     124,474      53,894     151,051     857,143
Total Per Square Foot           4.53        5.77        6.37        5.40        7.06        5.60
Capital Expenditures           3,579      21,922        --          --        50,801      76,302

125 Summer Street
Total Tenant Lease Costs     850,733   1,314,489   2,158,339        --          --     4,323,561
Total Square Feet Leased      97,577      65,105     117,794        --          --       280,476
Total Per Square Foot           8.72       20.19       18.32        --          --         15.42
Capital Expenditures          19,965      53,185     518,632        --          --       591,782

Tower 56
Total Tenant Lease Costs     230,775     724,025     339,124        --          --     1,293,924
Total Square Feet Leased      22,265      65,283      42,203        --          --       129,751
Total Per Square Foot          10.36       11.09        8.04        --          --          9.97
Capital Expenditures            --        43,538        --          --          --        43,538

One Lincoln Centre
Total Tenant Lease Costs     111,820     287,758       2,859        --          --       402,437
Total Square Feet Leased      48,488      42,826       3,652        --          --        94,966
Total Per Square Foot           2.31        6.72        0.78        --          --          4.24
Capital Expenditures           8,318     154,646        --          --          --       162,964

527 Madison Avenue
Total Tenant Lease Costs     194,942     746,070        --          --          --       941,012
Total Square Feet Leased      10,277      29,821        --          --          --        40,098
Total Per Square Foot          18.97       25.02        --          --          --         23.47
Capital Expenditures         228,554      86,652        --          --          --       315,206

191 Peachtree Street
Total Tenant Lease Costs     455,327      96,023        --          --          --       551,350
Total Square Feet Leased     101,964       2,597        --          --          --       104,561
Total Per Square Foot           4.47       36.97        --          --          --          5.27
Capital Expenditures            --          --          --          --          --          --

Market Square
Total Tenant Lease Costs     214,649        --          --          --          --       214,649
Total Square Feet Leased      16,414        --          --          --          --        16,414
Total Per Square Foot          13.08        --          --          --          --         13.08
Capital Expenditures            --          --          --          --          --          --

500 Boylston Street
Total Tenant Lease Costs      52,289      34,558        --          --          --        86,847
Total Square Feet Leased      71,955       3,005        --          --          --        74,960
Total Per Square Foot           0.73       11.50        --          --          --          1.16
Capital Expenditures            --          --          --          --          --          --

Non Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Non-Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions), in total and on a per square foot basis, to re-lease expiring leases or renew or extend existing leases. The Company believes that its ability to renew and extend existing tenants at a high percentage has substantially reduced its overall leasing costs on a per square foot basis. Additionally, the table shows Historical Non-Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to maintain a property in a Class A manner and do not give rise to additional earnings capacity, but rather allow the property to maintain its competitive position within its market. The Company believes that its focus on continuing high level of maintenance of its assets has greatly reduced the amount of Capital Expenditures required at its buildings.

                                            YTD 1998     1997          1996        1995         1994         Total
                                           ---------    -------      -------      -------      -------     ----------
222 Berkeley Street
Total Tenant Lease Costs                     545,066         --           --           --           --        545,066
Total Square Feet Leased                      42,008         --           --           --           --         42,008
Total Per Square Foot                          12.98         --           --           --           --          12.98
Capital Expenditures                            --           --           --           --           --           --

Charlotte Plaza
Total Tenant Lease Costs                      48,881      154,044         --           --           --        202,925
Total Square Feet Leased                      31,961        9,139         --           --           --         41,100
Total Per Square Foot                           1.53        16.86         --           --           --           4.94
Capital Expenditures                          30,086       15,039         --           --           --         45,125

200 Galleria
Total Tenant Lease Costs                     474,751      173,242         --           --           --        647,993
Total Square Feet Leased                      47,472       10,672         --           --           --         58,144
Total Per Square Foot                          10.00        16.23         --           --           --          11.14
Capital Expenditures                          62,797         --           --           --           --         62,797

11 Canal Center
Total Tenant Lease Costs                        --           --           --           --           --           --
Total Square Feet Leased                        --           --           --           --           --           --
Total Per Square Foot                           --           --           --           --           --           --
Capital Expenditures                            --           --           --           --           --           --

99 Canal Center
Total Tenant Lease Costs                     164,809         --           --           --           --        164,809
Total Square Feet Leased                      33,918         --           --           --           --         33,918
Total Per Square Foot                           4.86         --           --           --           --           4.86
Capital Expenditures                            --           --           --           --           --           --

TransPotomac Plaza 5
Total Tenant Lease Costs                     212,155         --           --           --           --        212,155
Total Square Feet Leased                      17,185         --           --           --           --         17,185
Total Per Square Foot                          12.35         --           --           --           --          12.35
Capital Expenditures                            --           --           --           --           --           --

Sixty State Street
Total Tenant Lease Costs                      32,400         --           --           --           --         32,400
Total Square Feet Leased                      24,999         --           --           --           --         24,999
Total Per Square Foot                           1.30         --           --           --           --           1.30
Capital Expenditures                          93,813         --           --           --           --         93,813

Corporate 500 Centre
Total Tenant Lease Costs                     290,724         --           --           --           --        290,724
Total Square Feet Leased                      37,713         --           --           --           --         37,713
Total Per Square Foot                           7.71         --           --           --           --           7.71
Capital Expenditures                          43,259         --           --           --           --         43,259

One Memorial Drive
Total Tenant Lease Costs                        --           --           --           --           --           --
Total Square Feet Leased                        --           --           --           --           --           --
Total Per Square Foot                           --           --           --           --           --           --
Capital Expenditures                            --           --           --           --           --           --

201 California Street
Total Tenant Lease Costs                        --           --           --           --           --           --
Total Square Feet Leased                        --           --           --           --           --           --
Total Per Square Foot                           --           --           --           --           --           --
Capital Expenditures                            --           --           --           --           --           --


Non Incremental Revenue Generating Leasing Costs and Capital Expenditures

The following table shows Historical Non-Incremental Revenue Generating Leasing Costs, which are the leasing costs (tenant improvements and leasing commissions), in total and on a per square foot basis, to re-lease expiring leases or renew or extend existing leases. The Company believes that its ability to renew and extend existing tenants at a high percentage has substantially reduced its overall leasing costs on a per square foot basis. Additionally, the table shows Historical Non-Incremental Revenue Generating Capital Expenditures, which are Capital Expenditures expended to maintain a property in a Class A manner and do not give rise to additional earnings capacity, but rather allow the property to maintain its competitive position within its market. The Company believes that its focus on continuing high level of maintenance of its assets has greatly reduced the amount of Capital Expenditures required at its buildings.

                                            YTD 1998     1997          1996        1995         1994         Total
                                           ---------    -------      -------      -------      -------     ----------
Wilshire Palisades
Total Tenant Lease Costs                        --           --           --           --           --           --
Total Square Feet Leased                        --           --           --           --           --           --
Total Per Square Foot                           --           --           --           --           --           --
Capital Expenditures                            --           --           --           --           --           --

Minority Interest*
Total Tenant Lease Costs                      65,176      123,622        9,208       30,442        5,978      234,426
Total Square Feet Leased                      19,207       44,382        1,372        5,172        5,576       75,709
Total Per Square Foot                           3.39         2.79         6.71         5.89         1.07         3.10
Capital Expenditures                            --          2,272         --           --           --          2,272

Total Cornerstone Portfolio
Total Tenant Lease Costs                   5,496,200    7,003,960    4,335,718      545,939    1,630,621   19,012,438
Total Square Feet Leased                     999,523      914,433      374,825      149,647      290,380    2,728,808
Total Per Square Foot Leased                    5.50         7.66        11.57         3.65         5.62         6.97

Capital Expenditures                         490,371      485,684      518,632         --         50,801    1,545,488
Weighted Average Square Footage Owned**    5,041,000    5,348,000    3,895,680    3,263,769    3,239,636   20,788,085
Total Per Square Foot                           0.10         0.09         0.13         --           0.02         0.07



* Adjustments for minority interests at Norwest Center (20.7%), 500 Boylston (8.5%) and 222 Berkeley (8.5%)

**   Square footage owned is adjusted for minority interests as described above

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                                  Debt Schedule

                           Cornerstone Properties Inc.
                                  Debt Schedule
                                  June 30, 1998




The following table sets forth certain information regarding the consolidated debt obligations of the Company as of June 30, 1998, including mortgage obligations relating to the Properties. All of this debt, with the exception of the Convertible Promissory Note due 2001, is nonrecourse to the Company. However, notwithstanding the nonrecourse indebtedness, the lender may have the right to recover deficiencies from the Company in certain circumstances, including fraud, misappropriation of funds and environmental liabilities.


Property                                 Amortization     Interest Rate    Maturity     Prepayment       6/30/98
--------                                 ------------     -------------      Date       Provisions       -------
                                                                           --------     ----------
Convertible Promissory Note due 2001
  (A) ..............................   Interest only     8.11% max (B)  Jan-2001   Not prepayable   $ 12,926,000
One Norwest Center .................   30 year           7.50           Aug-2001   (C)                96,291,000
Norwest Center .....................   Interest only     8.74           Dec-2005   Not prepayable    110,000,000
Washington Mutual Tower ............   Interest only     7.53           Nov-2005   (D)                79,100,000
125 Summer Street ..................   Interest only(E)  7.20           Jan-2003   (F)                50,000,000
Tower 56 ...........................   30 year           7.67           May-2003   (G)                17,652,000
TransPotomac Plaza 5 and Charlotte
  Plaza (H).........................   Interest only     7.28           Oct-2000   Not prepayable     65,000,000
527 Madison Avenue and One Lincoln
  Centre (H)........................   Interest only     7.47           Oct-2004   Not prepayable     65,000,000
Market Square (I) and 200
  Galleria (H)......................   Interest only     7.54           Oct-2007   Not prepayable    120,000,000
Sixty State Street (J) .............   30 year           6.84           Jan-2005   (K)                88,645,000
Corporate 500 Centre ...............   Interest only     6.63(L)        Jul-2002   Prepayable         80,000,000
201 California Street(M) ...........   30 year           6.70           Mar-2005   (N)                33,263,000
Wilshire Palisades(O) ..............   30 year           6.70           Jul-2002   (P)                31,319,000
                                                                                                    ------------
                                                                                                    $849,196,000


Credit Line
The Company has a $350 million Revolving Credit Facility with Bankers Trust Company and The Chase Manhattan Bank for acquisitions and general working capital purposes as well as the issuance of letters of credit. The interest rate on the line of credit depends on the Company's leverage ratio at the time of borrowing and will be at a spread of 1.10% to 1.40% over LIBOR or the Prime Rate at the borrower's option. The letters of credit will be priced at the applicable Eurodollar credit spread. The line of credit expires on October 27, 2000. As of June 30, 1998, $75 million of the credit line was outstanding at a rate of approximately 6.94%. The line of credit contains certain restrictive covenants including; (i) a limitation on the Company's dividend to 90% of funds from operations and 110% of cash available for distribution; (ii) total liabilities to total property asset value cannot exceed 55%; (iii) adjusted EBITDA to interest expense may not be less than 2.25 to 1.00; (iv) fixed charge coverage may not be less than 1.75 to 1.00; and (v) total property asset value to secured indebtedness may not be less than 2.50 to 1.00.

                           Cornerstone Properties Inc.
                                  Debt Schedule
                                    Footnotes

(A) The lender, Hines, has the right to convert the note into Common Stock at a conversion price of $14.30 per share. At maturity, the Company is entitled to repay the principal of the note with Common Stock priced at the lesser of $14.30 per share or the then-existing share price.

(B)  Lesser of 30-day LIBOR plus 0.5% or 8.11%.

(C) No prepayment until July 24, 1998. From July 24, 1998 through July 23, 2000, the prepayment fee is the greater of: (1) 1% of the outstanding principal balance or (2) Treasury Yield Maintenance (as defined). Beginning July 24, 2000, the prepayment fee is Treasury Yield Maintenance. The loan may be repaid at par during the last 90 days of the loan.

(D) No prepayment until September 30, 1998. Prepayable thereafter, with a prepayment fee equal to the greater of: (1) 1% of the outstanding principal balance or (2) Treasury Yield Maintenance (as defined). Prepayment without fee during the six months prior to the maturity date.

(E) Interest only payments through January 1, 2001, with a 25-year amortization schedule thereafter.

(F) Beginning July 1, 1999, the prepayment fee is the greater of Treasury Yield Maintenance (as defined) or 1% of the outstanding principal balance. Prepayment without fee on or after three months prior to maturity date.

(G) Open to prepayment after December 31, 1999, with a prepayment fee equal to the greater of 1% of the principal balance or Treasury Yield Maintenance (as defined). Prepayment without fee during the three months prior to the maturity date.

(H) The four notes arising from the acquisition of several properties from DIHC are cross-collateralized, having the effect of forming a "collateral pool" for the underlying notes.

(I) The collateral for this loan is a pledge of the $181 million first mortgage loan on Market Square which the Company purchased from PGGM.

(J) While the face amount of the loan is $78,420,000, and the interest rate is 9.5%, the Company has recorded the debt at $89,630,000, which is the market value of the loan at the time of the closing based upon a market interest rate for similar quality loans of 6.84%.

(K)  Beginning February 1, 2000, the prepayment fee is equal to the greater of:
     (1) 2% of the outstanding principal balance or (2) Treasury Yield Maintenance (as defined). The 2% maximum is reduced by 0.25% per annum thereafter until it reaches 1%. Prepayment without fee during the 90 days prior to the maturity date.

(L) The interest rate on the loan is LIBOR plus 100 basis points. However, the Company has entered into an interest rate swap with Bankers Trust Company that effectively fixes the interest rate at 6.63%.

(M) While the face amount of the loan is $32,946,000, and the interest rate is 6.9%, the Company has recorded the debt at $33,292,000, which is the market value of the loan at the time of the closing based upon a market interest rate for similar quality loans of 6.70%.

(N) No prepayment until March 15, 2001. Prepayable thereafter, with a prepayment fee equal to the greater of: (1) 1% of the amount being prepaid or (2) Modified Yield Maintenance (as defined). If a partial prepayment is made, the prepayment fee is equal to Modified Yield Maintenance. Prepayment without fee during the 120 days prior to the maturity date.

(O) While the face amount of the loan is $29,967,000, and the interest rate is 8.04%, the Company has recorded the debt at $31,319,000, which is the market value of the loan at the time of the closing based upon a market interest rate for similar quality loans of 6.70%.

(P) No prepayment until July 1, 1998. Prepayable thereafter with 60 days notice to Lender, with a prepayment fee equal to the greater of: (1) 1% of the outstanding principal balance or (2) Yield Maintenance (as defined).

                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                                 Equity Schedule

                             Cornerstone Properties Inc.
                              Equity Activity Schedule
                                 As of June 30, 1998


The following table shows the equity activity that has occurred since January 1, 1998 and the calculation of fully diluted Common shares and Units outstanding:


Date                    Description                                     Number of Shares
----                    -----------                                     ----------------
COMMON STOCK
   1/1/98               Beginning balance                                           83,191,819
   1/5/98               Tower 56 residual value acquisition                            307,692
   2/2/98               Public secondary equity offering                            14,375,000
  2/17/98               Management stock grants                                         12,500
  2/27/98               Dividend reinvestment                                          109,007
   3/2/98               Management stock grants                                         19,178
  4/28/98               One Memorial Drive acquisition                               3,428,571
  5/29/98               Dividend reinvestment                                           98,487
                                                                                   -----------
                                                                                   101,542,254
                                                                                   -----------
OUTSIDE UPREIT UNITS
   1/1/98               Beginning balance                                                 --
  1/29/98               Corporate 500 Centre acquisition                               822,794
  4/28/98               One Memorial Drive acquisition                               1,657,426
   6/3/98               201 California Street and Wilshire Palisades acquisition     1,665,663
                                                                                   -----------
                                                                                     4,145,883
                                                                                   -----------

DILUTIVE ISSUES

                        Convertible Preferred Stock                                  3,030,303
                        Convertible Promissory Note                                    903,914
                        Dilutive effect of "in the money" options                      330,828
                                                                                   -----------
                                                                                     4,265,045
                                                                                   -----------
  6/30/98               Total fully diluted common shares and units outstanding    109,953,182
                                                                                   -----------
                                                                                   -----------

                        Year to date weighted average fully diluted common
                        shares and units outstanding                               102,457,576
                                                                                   -----------
                                                                                   -----------
                        Quarter to date weighted average fully diluted common
                        shares and units outstanding                               107,228,227
                                                                                   -----------
                                                                                   -----------


                           Cornerstone Properties Inc.





                           Supplemental Information to

                           Quarterly Earnings Release









                       Minority Sharing in Cash Flows and

                                Residual Proceeds

Minority Sharing in Cash Flows and Residual Proceeds



         Five of the Company's properties are held in partnerships which allow the Company's partners to participate in the cash flows of their respective properties. The following discussion provides the details of partner's participation in the cash flow of each of the respective properties.


Norwest Center

         Under the partnership agreement, cash flow is used first to pay operating and capital expenditures, then debt service on the mortgage note. The remaining cash flow is paid first to Cornerstone, as a 7% cumulative preference return on its capital base of $92.3 million ($6,461,000), and then any remaining cash flow is split 50% to Cornerstone and 50% to their partner, Sixth & Marquette Limited Partnership ("S&M"). Should cash flow be insufficient to pay the preference return ("Preference Deficit"), it will accumulate and earn interest at 7%. Any Preference Deficit will be paid as the first priority payment after debt service. Cash flow and earnings for the first six months of 1998 were split 79.3% to Cornerstone and 20.7% to S&M. Sales proceeds from Norwest Center will be split as follows as of June 30, 1998:


         1)       To debt                        $110.0 million
         2)       To Cornerstone                   92.3 million
         3)       To Cornerstone                    9.3 million
         4)       To Cornerstone                    1.0 million
         5)       To S&M                           18.9 million
         6)       The remaining proceeds will
                  be split 50/50 among the
                  two partners.


Washington Mutual Tower

         Under the partnership agreement, cash flow is used first to pay operating and capital expenditures, then debt service on the mortgage note. The remaining cash flow is paid first to Cornerstone as a 9.53% preference return on its capital base of $47.0 million ($4,479,000); next to pay the Preference Deficit on the second preference return (currently $9.4 million); then to Cornerstone as an 8% second preference return on its capital base of $100.0 million ($8,000,000). Any remaining cash flow is split 50% to Cornerstone and 50% to 1212. The cumulative Preference Deficit earns interest at a rate of 8% until it is repaid. Cornerstone's partner, 1212 Partnership, does not currently share in the cash flow from Washington Mutual Tower. With regard to the sale of the building, the Company will receive the first $156.4 million of proceeds after repayment of the $79.1 million mortgage ($235.5 million in total proceeds). Any proceeds above this amount will be split 50/50 with Cornerstone's partners.

191 Peachtree Street

         Under the partnership agreement, cash flow is used first to pay operating and capital expenditures, then debt service on the mortgage note. In addition, the partner in the transaction, CH Associates, Ltd., will receive an annual incentive distribution of $250,000 which Cornerstone expects it will receive under the partnership agreement through February 28, 2000. Cornerstone receives the remaining cash flow until such time as its cumulative undistributed preferred return ($13.2 million as of 6/30/98) has been reimbursed. Excess cash flow will be split 80% to Cornerstone and 20% to CH Associates, Ltd. Sales proceeds from 191 Peachtree Street will be split as follows as of June 30, 1998:



     1)       To Debt                                         $   1.5 million
     2)       To Cornerstone (as partial holder
              of the debt)                                    $ 160.4 million
     3)       To Cornerstone for its undistributed
              preferred return                                $  13.2 million
     4)       To Cornerstone for its priority capital
              contribution                                    $ 145.0 million


500 Boylston and 222 Berkeley Street

         Distributions of cash flows and sales proceeds are shared in proportion to Cornerstone's 91.5% partnership interest and Hines' 8.5% partnership interest.